                                                                    Exhibit 4.10

                                                                  EXECUTION COPY


                                 15 OCTOBER 2002


                                    CEREOL SA
                                   AS BORROWER

                                   BNP PARIBAS
                                       CCF
                                SOCIETE GENERALE
                           AS MANDATED LEAD ARRANGERS

                          THE BANKS HEREIN REFERRED TO

                                       AND

                                   BNP PARIBAS
                                AS FACILITY AGENT

                                   ----------

                                 EURO500,000,000
                         364-DAY MULTICURRENCY REVOLVING
                               FACILITY AGREEMENT

                                   ----------

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                                    CONTENTS

CLAUSE                                                                       PAGE
1.     Definitions And Interpretation...........................................1
2.     The Facility............................................................10
3.     Syndicate And Obligors..................................................10
4.     Drawdown Of Advances....................................................11
5.     Drawings In Alternative Currency........................................12
6.     Interest And Default Interest...........................................13
7.     Late Payment Compensation...............................................15
8.     Repayment Of Advances...................................................15
9.     Voluntary Cancellation And Prepayment...................................16
10.    Mandatory Cancellation And Prepayment...................................17
11.    Payments - Taxes........................................................19
12.    Changes In Circumstances................................................21
13.    Conditions Precedent....................................................25
14.    Representations.........................................................26
15.    Undertakings............................................................30
16.    Default.................................................................37
17.    Indemnity...............................................................40
18.    Guarantee...............................................................41
19.    Set-Off And PRO RATA Sharing............................................44
20.    The Facility Agent And The Arrangers....................................46
21.    Amendments..............................................................50
22.    Assignments And Transfers...............................................50
23.    Fees And Expenses.......................................................54
24.    Miscellaneous...........................................................55
25.    Law And Jurisdiction....................................................57

Schedule 1 COMMITMENTS.........................................................59

Schedule 2 FORM OF DRAWING NOTICE..............................................60

Schedule 3 FORM OF TRANSFER CERTIFICATE........................................61

Schedule 4 MANDATORY COST FORMULAE.............................................64

Schedule 5 CONDITIONS PRECEDENT................................................67

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
Schedule 6 NEW GUARANTORS......................................................69

Schedule 7 CERTIFICATE OF ACCEDING GUARANTORS..................................70

Schedule 8 FINANCIAL COVENANTS.................................................72

Schedule 9 PERMITTED SECURITY INTERESTS........................................74

Schedule 10 JOINT VENTURES.....................................................75

Schedule 11 FORM OF RESIGNATION LETTER.........................................76

                                     EXHIBIT
                            FORM OF PARENT GUARANTEE

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THIS FACILITY AGREEMENT is made on 15 October 2002

BETWEEN:

(1) CEREOL SA, a company incorporated under French law, having its registered office at 14 boulevard du General Leclerc, 92200 Neuilly sur Seine, registered with the Trade and Companies Register of Nanterre under number 330339 169 (the "BORROWER");

(2) BNP PARIBAS, a company incorporated under French law, having its registered office at 16 boulevard des Italiens, 75009 Paris, registered with the Trade and Companies Register of Paris under number 662 042 4495; CCF, a company incorporated under French law, having its registered office at 103 Avenue des Champs-Elysees, 75008 Paris, registered with the Trade and Companies Register of Paris under number 77567 0284; and SOCIETE GENERALE a company incorporated under French law, having its registered office at 29 Boulevard Haussmann, 75009 Paris, registered with the Trade and Companies Register of Paris under number 552 120 222 as mandated lead arrangers of the Facility (together the "ARRANGERS" and each an "ARRANGER");

(3)     THE BANKS listed on the execution pages of this Agreement; and

(4)     BNP PARIBAS, as aforesaid acting as agent of the Banks (the "FACILITY
        AGENT").

IT IS AGREED

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement, except where the context otherwise requires:

        "ACCEDING GUARANTORS" means Lesieur, Cereol Novenyolajipari and Central Soya Company, in each case upon satisfaction with the conditions precedent set out in Clause 3.3 (ACCESSION OF ACCEDING GUARANTORS).

        "ADVANCE" means the principal amount of each advance made available to the Borrower hereunder or (as the context requires) the principal amount thereof for the time being outstanding.

        "AFFECTED BANK" has the meaning specified in Clause 12.4 (MARKET DISRUPTION).

        "AFFILIATE" means, in relation to any Person, a Subsidiary of that Person or a holding company of that Person or any other Subsidiary of that holding company.

        "AGREED LENDING OFFICE" means in relation to each Bank, the office through which such Bank will initially be lending, as set out, in respect of each Bank currently participating in the Facility, opposite its name in Schedule 1.

        "AGREEMENT" means this Facility Agreement.

        "ALTERNATIVE CURRENCY" means, subject to the market disruption provisions provided in this Agreement, United States Dollars.

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        "ANCILLARY FACILITIES" means any overdraft facility or any other advance granted by various lenders to Group Companies from time to time (other than notes, bonds, acceptance credits, receivables sold or discounted or other similar financial instruments) the purpose of which is to finance working capital and acquisitions of plant and equipment in a maximum aggregate outstanding amount of Euro450,000,000.

        "AVAILABILITY PERIOD" means the period (i) beginning on the date on which the Facility Agent confirms to the Banks and the Borrower that all conditions precedent to the Facility have been satisfied in full and
        (ii) ending on the Final Repayment Date.

        "BANKS" means those of the banks listed on the execution pages of this Agreement and their respective successors and any Transferee Banks (as defined in Clause 22.2 (TRANSFERS BY BANK)) which are, in each case, for the time being participating in the Facility.

        "BREAKAGE COSTS" means (in relation to any Advance requested but not made when scheduled or all or part of which is received or recovered otherwise than on the relevant Interest Payment Date) the amount in such currencies as may be specified and reasonably documented by the relevant Person by which:

        (a) the amount of interest which the relevant Person is able to obtain by placing an amount equal to its share of the relevant Advance or, as the case may be, of the relevant amount so received or recovered, on deposit in the relevant inter-bank market for the remainder of the relevant Interest Period as soon as reasonably practicable after (i) it becomes aware that the relevant Advance is not being made or (ii) as the case may be, the receipt or recovery of all or part of the Advance otherwise than on the relevant Interest Payment Date, is less than

        (b) the amount of interest which, in accordance with the terms of this Agreement, would otherwise be payable to that Person on its share of that Advance for that Interest Period (in the case of an Advance which is not made) or, as the case may be, of the relevant amount for the remainder of the relevant Interest Period (in the case of an Advance all or part of which is received or recovered otherwise than on an Interest Payment Date), the foregoing reflecting such Person's loss, if any, incurred in terminating, liquidating, employing or re-deploying deposits from or with third parties following early repayment or prepayment (and subject to compensation pursuant to Clauses 9.3 (ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION IN CASE OF WITHHOLDINGS AND INCREASED COSTS) and 17 (INDEMNITY)).

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris and:

        (a) (in relation to any date for payment or purchase of the Alternative Currency) a day on which banks are open for general business in London and New York; or

        (b) (in relation to any date for payment or purchase of Euro) any TARGET Day.

        "CEREOL NOVENYOLAJIPARI" means Cereol Novenyolajipari RT Magyarorszag, a company incorporated under Hungarian law, having its registered office at Rumbach Sebestyen U 19-21,1075 Budapest, registered with the Commercial Registry of Budapest under number 01-092688819.

        "CENTRAL SOYA COMPANY" means Central Soya Company Inc., a company incorporated under Indiana law, having its registered office at One American Square, Box 82001, 46282 Indianapolis, Indiana (USA).

        "CHANGE IN CONTROL OF THE PARENT" means if the Parent becomes a Subsidiary of any Person.

        "COMMITMENT" means, in relation to a Bank, the amount set opposite its name in the column headed "Commitment" in Schedule l or in the Schedule to any relative Transfer Certificate, in each case as reduced or cancelled pursuant to the terms of this Agreement.

        "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.

        "CONSOLIDATED EBIT" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "CONSOLIDATED EBITDA" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "CONSOLIDATED INVENTORIES AND TRADE RECEIVABLES" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "CONSOLIDATED NET BORROWINGS" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "CONSOLIDATED NET INTEREST COST" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "DEBT ISSUANCE" means the issuance of any capital markets instrument including commercial paper, notes or bonds.

        "DEFAULT" means an Event of Default or a Potential Event of Default.

        "DELIVERY DATE" means, (i) in respect of any financial information (other than the financial information required for each Test Date relating to the financial covenant contained in sub-paragraph (C) of paragraph 3 of Schedule 8), the earlier of (a) the date falling 30 days after the approval by the relevant Board of Directors of such information and (b) the date falling 120 days after the relevant Test Date and (ii) in the case of the financial information required for each Test Date relating to the financial covenant contained in sub-paragraph
        (C) of paragraph 3 of Schedule 8, within 30 days of the relevant Test Date.

        "DERIVATIVE INSTRUMENT" means any forward rate agreement, option, swap, cap, floor, any combination or hybrid of the foregoing and any other financial derivative instrument.

        "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a Group Company to any Person (other than a Group Company) of all or part of its non current assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

        "DRAWING DATE" means a Business Day upon which any Advance is to be made.

        "DRAWING NOTICE" means a notice of drawing substantially in the form set out in Schedule 2 (FORM OF DRAWING NOTICE) duly completed and signed by the Borrower.

        "EONIA" means the rate equal to the overnight rate as calculated by the European Central Bank on any day and appearing on the Reuters Page "EONIA" on the first Business Day following that day (or such other page on that service or such other service as may, in the Facility Agent's determination, replace it for the purposes or displaying such rate).

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "EURIBOR" means, in relation to any Advance, the rate for deposits in Euro, for a period equal to the required period, which appears on Telerate page 248 (or such other page on that service or such other service as may, in the Facility Agent's determination, replace it for the purposes of displaying such rate) as of 11.00 a.m., Brussels time, on the relevant Quotation Date. If such rate does not appear on the Telerate page 248, the rate for that period will be determined on the basis of the rates at which deposits in Euro are offered by the Reference Banks at approximately 11.00 a.m., Brussels time, on the relevant Quotation Date to prime banks in the Euro-zone interbank market for a period equal to the period considered and for deposits in an amount comparable to the amounts concerned. The Facility Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that period will be the arithmetic mean of these quotations (rounded, if necessary, to the nearest four decimal places with the midpoint rounded upward).

        "EURO" means the single currency of Participating Member States of the European Union.

        "EURO AMOUNT" means:

        (a) in relation to any Advance or, as the case may be, any other amount specified hereunder in Euro, its principal amount or, as the case may be, such other amount, at any time; or

        (b) on any date on which a Euro Amount is to be determined, in relation to any Advance or, as the case may be, any other amount hereunder denominated in any currency (other than Euro), the amount in Euro, calculated at the Spot Rate of Exchange for the relevant date, which would have been outstanding in respect of such Advance or, as the case may be, such other amount if it had been advanced and remained at all times denominated in Euro.

        "EVENT OF DEFAULT" means any of the events mentioned in Clause 16.1 (EVENTS OF DEFAULT).

        "EXISTING FACILITY" means the revolving credit facility dated 27 June 2001 and made between, INTER ALIA, the Borrower, certain of the Guarantors and the facility agent and the banks named therein.

        "FACILITY" means the revolving loan facility made or to be made available to the Borrower by the Banks, as described in Clause 2 (THE FACILITY) and pursuant to the terms and conditions set out in this Agreement.

        "FACILITY AGENT" means BNP Paribas or any successor as facility agent of the Banks under the Financing Documents.

        "FACILITY OFFICE" shall have the meaning given to it in Clause 22.8 (FACILITY OFFICE).

        "FEE LETTERS" mean (i) the letter agreement of even date herewith between, INTER ALIA, the Borrower and the Facility Agent, setting out the fee referred to in Clause 23.2 (FACILITY AGENCY FEE) and (ii) the letter agreement of even date herewith between INTER ALIA the Borrower and the Arrangers (or their Affiliates), setting out details of certain fees payable by the Borrower in connection with the Facility.

        "FINAL REPAYMENT DATE" means the date falling 364 days from the date hereof or, if such date is not a Business Day, the immediately preceding Business Day.

        "FINANCE PARTY" means any of the Facility Agent, the Arrangers or a Bank.

        "FINANCIAL YEAR" means the period of 12 months ending on 31 December in 2002.

        "FINANCING DOCUMENTS" means this Agreement, the Fee Letters, any Transfer Certificate, the Parent Guarantee, any other agreement or document from time to time entered into pursuant to any of the foregoing documents and any other document designated in writing as such by the Facility Agent and the Borrower.

        "FRENCH GAAP" means accounting principles and practices generally accepted in France.

        "GROUP" means, at any particular date, the Borrower and its consolidated Subsidiaries. "GROUP COMPANY" means any legal entity that is a member of the Group.

        "GUARANTOR" means any of the Parent and each Acceding Guarantor, in each case, so long as they remain Guarantors and as the context requires, together the "GUARANTORS".

        "GUARANTOR ACCESSION DEED" means, in respect of an Acceding Guarantor, a deed substantially in the form set out in Schedule 6 (NEW GUARANTORS) duly completed and executed on behalf of the Acceding Guarantor.

        "INCREASED COST" has the meaning given to it in Clause 12.2 (INCREASED COSTS).

        "INDEBTEDNESS" means, in respect of the Borrower or any of its Subsidiaries, as the case may be, (i) all moneys borrowed or raised from entities not belonging to the Group by means of overdraft, confirmed credit facilities, bonds, debentures, notes or any other instruments whatsoever (including, INTER ALIA, acceptance credit, receivables sold or discounted), (ii) all guarantees or other contingent obligations in respect of (i) above or under any guarantee, indemnity or similar assurance given under a credit transaction in whatever form and (iii) any finance lease, hire purchase, credit sale or conditional sale agreement.

        "INFORMATION MEMORANDUM" means the syndication information memorandum to be prepared by the Borrower and the Parent regarding the Group and the Parent and other ancillary information.

        "INTEREST PAYMENT DATE" means, for any Advance, the last day of an Interest Period.

        "INTEREST PERIOD" means, for any Advance, the period determined in accordance with Clause 6.1 (DURATION OF PERIODS).

        "ISSUANCE OF SHARES" means any issue of equity shares by a Group Company, which is subscribed in cash by any Person (other than (i) joint-venture partners on the setting up of that joint-venture, (ii) a Group Company, (iii) employees, officers or directors of the Group and
        (iv) by way of distribution of dividends).

        "LESIEUR" means a company incorporated under French law, having its registered office at 14 boulevard du General Leclerc, 92200 Neuilly sur Seine, registered with the Trade and Companies Register of Nanterre under number 328202338.

        "LESIEUR JOINT VENTURE" means the contribution, sale or transfer of any assets or shares of Lesieur to a joint venture in which the Parent or a Group Company has an interest.

        "LIBOR" means in relation to any Advance in an Alternative Currency:

        (a) the display rate per annum of the offered quotation for deposits in the currency of the relevant Advance for a period equal to the required period which appears on Telerate Page 3750 or 3740 (as appropriate) at or about 11.00 a.m. London time on the relevant Quotation Date; or

        (b) if the display rate cannot be determined under paragraph (a) above, the rate determined by the Facility Agent to be the arithmetic mean (rounded, if necessary, to the nearest five decimal places with the midpoint rounded upwards) of the rates notified to the Facility Agent by each of the Reference Banks quoting as the rate at which such Reference Bank is offering deposits in the required currency and for the period concerned in an amount comparable to that amount to prime banks in the London interbank market at or about 11.00 a.m London time on the relevant Quotation Date for such period. If at least two quotations are provided, the rate for that period will be the arithmetic mean of these quotations (rounded, if necessary, to the nearest four decimal places with the midpoint rounded upward).

        For the purposes of paragraph (a) of this definition "TELERATE PAGE 3750" means the display designated as "PAGE 3750", and "TELERATE PAGE 3740" means the display designated as "PAGE 3740", in each case on the Telerate Service (or such other pages as may replace Telerate Page 3750 or 3740 on that service or such other service selected by the Facility Agent, as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned).

        "MAJORITY BANKS" means, at any time, Banks whose Commitments are more than 66(2)/3 per cent. in aggregate of the Total Commitments at that time.

        "MANDATORY COST" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (MANDATORY COST FORMULAE).

        "MARGIN" means 1.00 per cent. per annum.

        "NET CASH PROCEEDS" means:

        (a) in respect of a Disposal (other than the Lesieur Joint Venture), by any Obligor (other than the Parent) or any member of the Group, the gross cash consideration received by that Obligor (other than the Parent) or any member of the Group (after any related repayment of Indebtedness made by way of set-off in connection with such Disposal) for that Disposal less all taxes, costs and expenses directly incurred in respect of that Disposal;

        (b) in respect of the Lesieur Joint Venture, the gross cash consideration received by an Obligor or any member of the Group in connection with the Lesieur Joint Venture less all taxes, costs and expenses directly incurred in respect of the Lesieur Joint Venture; and

        (c) in respect of an Issuance of Shares or Debt Issuance the amount subscribed for such shares or instrument (as the case may be) less all fees and expenses directly incurred in respect thereof.

        "OBLIGOR" means the Parent, the Borrower and each Acceding Guarantor.

        "OUTSTANDINGS" means, in relation to a Bank, the aggregate of all amounts of principal advanced by it under the Facility and not yet repaid.

        "PARENT" means Bunge Limited, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM II Bermuda.

        "PARENT GUARANTEE" means the guarantee given by the Parent in the form of the Exhibit.

        "PARTICIPATING MEMBER STATE" means, at any time, any member state that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union for the time being.

        "PARTY" means, at any time, a party to this Agreement at such time.

        "PERMITTED SECURITY INTERESTS" has the meaning specified in sub-clause
        15.4.1 (NEGATIVE PLEDGE) of Clause 15.4 (NEGATIVE UNDERTAKINGS).

        "PERSON" or "PERSON" means any individual, corporation, association, partnership, limited liability company, unincorporated organisation, trust or joint venture, government agency or political subdivision thereof or other entity and includes its successors and permitted transferees and assigns.

        "POTENTIAL EVENT OF DEFAULT" means any event which if continued after the giving of notice, and/or the expiry of any grace period and/or the making of any determination specified in Clause 16.1 (DEFAULT) would constitute an Event of Default.

        "QUOTATION DATE" means, in relation to any Interest Period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by banks in (i) the European interbank market for deposits in Euro (two (2) Target Days before the Drawing Date) and
        (ii) the London interbank market for deposits in any other relevant currency (two (2) Business Days before the Drawing Date).

        "REFERENCE BANKS" means, subject to Clause 6.6 (NEW REFERENCE BANK), the principal Paris or (as relevant), London office of each of BNP Paribas, Societe Generale and HSBC Bank plc and any replacement Bank nominated under that Clause.

        "RESIGNATION LETTER" means a letter substantially in the form set out in
        Schedule 11 (FORM OF RESIGNATION LETTER).

        "SECURITY INTEREST" means any mortgage, charge, pledge, lien, right of set-off, assignment by way of security, retention of title or any other security interest whatsoever or any other agreement or arrangement having the effect of conferring security, howsoever created or arising.

        "SEMI-FINANCIAL YEAR" means the period of six months ending on 30 June or 31 December.

        "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Subsidiary of the Borrower that, together with its Subsidiaries for the Financial Year of the Group, accounted (i) for more than 10% of the consolidated revenues of the Group or (ii) as of the end of the Financial Year, was owner of more than 10% of the consolidated assets of the Group, all as set forth in the most recently available consolidated financial statements of the Group for the Financial Year.

        "SPOT RATE OF EXCHANGE" means the spot rate of exchange quoted by the European Central Bank as the rate offered for the purchase with one currency of any other relevant currency in the Paris foreign exchange market on the day in question for delivery three Business Days later.

        "SUBSIDIARY" means a company, partnership or stock corporation:

        (a) in respect of which another company, partnership or stock corporation holds (whether directly or indirectly) more than 50 per cent. of the voting rights in it; or

        (b) of which another company is a member and either (i) has the right to appoint or remove a majority of its board of directors or (ii) controls alone or pursuant to an agreement with other shareholders, members, holders of partnership interests or stockholders more than 50 per cent. of the voting rights; or

        (c) which is a subsidiary of a company, partnership or stock corporation which is itself a subsidiary of that other company, partnership or stock corporation.

        "SYNDICATION DATE" means the earlier of (i) the date, which the Arrangers notify to the Borrower and the other Finance Parties as being the date on which a Successful Syndication (as defined in the mandate letter dated 3 October 2002) has been completed or (ii) two months after letters are sent to potential banks inviting them to participate in the Facility.

        "TARGET DAY" means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (TARGET) is operating.

        "TEST DATE" has the meaning given to it in Schedule 8 (FINANCIAL COVENANTS).

        "TOTAL COMMITMENTS" means the aggregate of the Banks' Commitments.

        "TOTAL OUTSTANDINGS" means, at any time, the aggregate of the Banks' Outstandings at such time.

        "TRANSFER CERTIFICATE" means a certificate in the form of Schedule 3 (FORM OF TRANSFER CERTIFICATE) delivered pursuant to Clause 22 (ASSIGNMENTS AND TRANSFERS).

        "TRANSFEREE BANK" shall bear the meaning given to such term in Clause 22 (ASSIGNMENTS AND TRANSFERS).

        "WHOLLY OWNED SUBSIDIARY" means, in respect of any Person, any Subsidiary of such Person the issued share capital of which is at least 90% owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

1.2     CONSTRUCTION
        Except where the context otherwise requires, any reference in this Agreement to:

        an "AGREEMENT" also includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written);

        the "ASSETS" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets, rights and revenues (including any right to receive revenues);

        a "FINANCING DOCUMENT" or other agreement includes any amendments, transfers or supplements thereto;

        a "GUARANTEE" also includes any other obligation (whatever called) of any person to pay or to provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

        "LAW" or "LAW" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction and any present or future directive, regulation, guideline, practice, concession, request or requirement whether or not having the force of law issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self regulatory or other authority or agency (but, if not having the force of law, only if compliance with the same is in accordance with the general practice of the persons to whom the law is intended to apply);

        a "PROVISION OF LAW" is a reference to that provision as amended or re-enacted;

        "TAX" means any present or future tax, impost, duty, levy or charge of a similar nature payable to or imposed by any supra-national, governmental, federal, state, provincial, local governmental or municipal taxing authority, body or official, whether in France or elsewhere (together with any related penalties, fines, surcharges and interest);

        a "TIME OF DAY" is, unless otherwise stated, a reference to Paris time.

        Headings and the table of contents are for ease of reference only and any references to Schedules are, unless the context otherwise requires, to Schedules to this Agreement as each of the same may be amended, supplemented or substituted by written agreement of the Parties.

2.      THE FACILITY

2.1     AMOUNTS
        In accordance with the terms and conditions of this Agreement and in reliance upon the representations and warranties made in Clause 14 (REPRESENTATIONS), the Banks agree to make available to the Borrower a revolving credit facility, in a maximum aggregate Euro Amount of Euro500,000,000.

2.2     PURPOSE
        2.2.1 The Facility shall initially be used for the refinancing of the Existing Facility and thereafter for general corporate purposes. The Borrower hereby agrees and undertakes with each of the Finance Parties that it will only use the proceeds of the Advances made under the Facility as provided for in this Agreement.

        2.2.2 No Finance Party shall be bound to enquire as to the use or application of the proceeds of any Advance.


3.      SYNDICATE AND OBLIGORS

3.1     PARTICIPATION
        Subject to the provisions of this Agreement, each of the Banks shall participate in each Advance in the proportion which its Commitment bears to the Total Commitments up to an aggregate principal amount not exceeding its Commitment.

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3.2     OBLIGATIONS SEVERAL
        3.2.1 The rights and obligations of each of the Finance Parties under the Financing Documents are several. Failure of a Finance Party to perform its obligations under the Financing Documents shall not:

                  (a) result in any other Finance Party incurring any liability whatsoever; or

                  (b) relieve any other Finance Party or any Obligor from any of its obligations under the Financing Documents.

        3.2.2 The aggregate of the amounts due to each Finance Party under the Financing Documents at any time is a separate and independent debt and, subject to the provisions of this Agreement, each Finance Party shall have the right to protect and enforce its rights under the Financing Documents and it shall not be necessary (except as otherwise provided in the Financing Documents) for any other Finance Party to be joined as an additional party in any proceedings to this end.

3.3     ACCESSION OF ACCEDING GUARANTORS
        The Borrower shall procure the addition of the Acceding Guarantors by procuring that each Acceding Guarantor shall, within 30 days of the date hereof:

        3.3.1     execute a Guarantor Accession Deed; and

        3.3.2 deliver to the Facility Agent the documents referred to in Clause 13.2 (CONDITIONS FOR ACCEDING GUARANTORS), all in form and substance reasonably satisfactory to the Facility Agent, in relation to such Acceding Guarantor.

4.      DRAWDOWN OF ADVANCES

4.1     DRAWING NOTICE
        Subject to the provisions of this Agreement, the Borrower may on any Business Day during the Availability Period make a request for an Advance by delivering to the Facility Agent no later than 10 a.m. on the Quotation Date for the first Advance, or no later than 10.00 a.m. on the Business Day prior to the Quotation Date for any other proposed Advance, a Drawing Notice specifying in respect of the proposed Advance:

        4.1.1     the proposed Drawing Date, which shall be a Business Day;

        4.1.2 subject to Clause 5 (DRAWINGS IN ALTERNATIVE CURRENCY), the currency of the Advance;

        4.1.3 subject to the other provisions of this Agreement relating thereto (in particular Clause 4.2 (LIMITATION OF THE RIGHT TO DRAW ADVANCES), the amount of the Advance, which shall be a minimum amount of Euro5,000,000 and an integral multiple of Euro5,000,000 (or, if in the Alternative Currency the same number of units in the Alternative Currency) or the undrawn balance available under the Facility; and

        4.1.4     the Interest Period.

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4.2     LIMITATION OF THE RIGHT TO DRAW ADVANCES
        4.2.1 No new Drawing Notice may be served by the Borrower if the sum of (a) the Total Outstandings (less the Outstandings to be repaid on or prior to the Drawing Date referred to in such new Drawing Notice), (b) the amount of all Advances not yet made but in respect of which a Drawing Notice has been delivered with a Drawing Date on or prior to the Drawing Date referred to in such new Drawing Notice) and (c) the Advance to be made available under such new Drawing Notice, would exceed the Total Commitments.

        4.2.2     No more than 20 Advances shall be outstanding at any time.

4.3     IRREVOCABILITY
        A Drawing Notice shall be irrevocable and, subject to the provisions of this Agreement, the Borrower shall draw the Advance on the Drawing Date and as specified in the Drawing Notice.

4.4     NOTICE TO BANKS AND PAYMENTS
        When the Facility Agent actually receives a Drawing Notice, it shall promptly notify each of the Banks of the details of, and the amount of such Bank's participation in, the proposed Advance and each Bank shall, subject to the provisions of this Agreement, make available to the Facility Agent on the Drawing Date its participation in that Advance in immediately available funds no later than 12 noon (in the place for payment) and the Facility Agent shall make such amounts available to the Borrower concerned on the Drawing Date no later than 2.00 p.m. (in the place for payment).

5.      DRAWINGS IN ALTERNATIVE CURRENCY

5.1     NOTICE TO FACILITY AGENT
        The Borrower may, in the relevant Drawing Notice, request any Advance to be made available in the Alternative Currency specified in such Drawing Notice.

5.2     NOTICE TO BANKS
        The Facility Agent shall calculate and promptly notify each of the Banks of the amount of the Advance and the amount and currency of each Bank's participation in the Advance.

5.3     NON-AVAILABILITY
        Subject to Clause 12.4 (MARKET DISRUPTION), if any Bank notifies the Facility Agent before 11.00 a.m. two (2) Business Days prior to any Drawing Date that it is unable (for any reason, including, without limitation, any limit placed upon it by the European Central Bank or any other European Union or national authority with requisite powers or pursuant to any applicable Law) to obtain matching deposits sufficient to fund its participation in such Advance in the Alternative Currency, the Facility Agent shall promptly notify the Borrower and, unless the Borrower notifies the Facility Agent of its decision not to proceed with the relevant Advance, such Bank shall make its participation in the Advance in Euro for the period in question. If the Borrower decides not to draw the relevant Advance, then the Borrower shall fully indemnify each Bank upon presentation of supporting evidence against any loss and reasonable expenses (including, without limitation, any premium, penalty or expense or the Breakage Costs

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        incurred or sustained, or to be incurred or sustained, in liquidating or employing deposits acquired or agreed to be acquired from third parties in order to make, maintain or fund such Bank's participation during the forthcoming Interest Period) which such Bank shall incur or sustain as a consequence of the occurrence of any change as aforesaid.

5.4     CHANGE IN CIRCUMSTANCES
        If before 3.00 p.m. on the day two Business Days prior to the start of an Interest Period relating to an Advance denominated in the Alternative Currency (i) there shall occur any change in national or international financial, political or economic conditions, currency availability, currency exchange rates or exchange controls, which change the Facility Agent reasonably determines renders such Advance in the Alternative Currency impracticable, or (ii) the Facility Agent shall have reasonably determined that, by reason of circumstances affecting the relevant inter-bank market for the Alternative Currency in question, adequate and reasonable means do not exist for ascertaining the rate of interest applicable for the forthcoming Interest Period pursuant to the provisions of Clause 6 (INTEREST AND DEFAULT INTEREST) (which determination shall, in each case referred to in (i) and in (ii) above, be conclusive and binding upon all parties hereto):

        5.4.1 the Facility Agent shall give notice to each of the Banks and to the Borrower to that effect as soon as practicable;

        5.4.2 unless the Borrower notifies the Facility Agent of its decision not to proceed with the relevant Advance or unless the Borrower and the Banks agree otherwise, the Advance shall be made in Euro in respect of the Banks which cannot make such Advance in the relevant Alternative Currency and in such Alternative Currency in respect of the Banks which are able to do so; and

        5.4.3 if the Borrower decides not to draw the relevant Advance, then the Borrower shall fully indemnify each Bank upon presentation of supporting evidence against any loss and reasonable expenses (including, without limitation, any premium, penalty or expense or the Breakage Costs incurred or sustained, or to be incurred or sustained, in liquidating or employing deposits acquired or agreed to be acquired from third parties in order to make, maintain or fund such Bank's participation during the forthcoming Interest Period) which such Bank shall incur or sustain as a consequence of the decision not to draw as aforesaid.

6.      INTEREST AND DEFAULT INTEREST

6.1     DURATION OF PERIODS
        The following provisions shall apply to the duration of Interest
        Periods:

        6.1.1 each Interest Period shall be one week in relation to all Advances made on or before the Syndication Date;

        6.1.2 each Interest Period shall be one (1), two (2), three (3) or six (6) months as selected by the Borrower (or some other period which has been agreed with the Banks after the Syndication Date or with the Arrangers prior to the Syndication Date);

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        6.1.3     the first Interest Period for each Advance shall commence on
                  (and including) the date of that Advance and expire on (but excluding) the Interest Payment Date applicable thereto;

        6.1.4 an Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, unless the result of such extension would be that such Interest Period would end on a day in the next following calendar month, in which event such Interest Period shall end on the last preceding Business Day; and

        6.1.5 an Interest Period which would otherwise expire after the Final Repayment Date shall expire on the Final Repayment Date.

6.2     RATE OF INTEREST
        The rate of interest payable on each Advance for each Interest Period shall be the rate per annum determined by the Facility Agent to be the aggregate of:

        6.2.1     for Advances denominated in Euro;

                  (a)   the Margin, and

                  (b)   EURIBOR;

        6.2.2     for Advances denominated in the Alternative Currency:

                  (a)   the Margin; and

                  (b)   LIBOR;

        6.2.3     in each case, the Mandatory Cost, if any.

6.3     CALCULATION/PAYMENT
        Interest on each Advance shall be calculated on the basis of actual days elapsed (not counting within an Interest Period the last day of that Interest Period) and a year of 360 days, or in each case otherwise as market convention dictates, and shall be paid by the Borrower to the Facility Agent for the account of the Banks, in arrear on the relevant Interest Payment Date and in the currency of that Advance.

6.4     FACILITY AGENT'S CERTIFICATE
        The Facility Agent shall notify the Borrower and the Banks of the rate of interest as soon as it is determined under this Agreement.

6.5     FAILURE OF REFERENCE BANK
        If any Reference Bank for any reason fails to notify to the Facility Agent the relevant rate of interest, the applicable rate of interest shall, unless otherwise provided herein, be determined on the basis of the rates notified to the Facility Agent by the remaining Reference Banks or Reference Bank.

6.6     NEW REFERENCE BANK
        If any Reference Bank ceases to participate in the Facility:

        6.6.1     it shall cease to be a Reference Bank; and

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        6.6.2     the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Bank to be a Reference Bank in place of such Reference Bank.

7.      LATE PAYMENT COMPENSATION

7.1 In the event that any amount of principal, interest, fees, expenses or related costs due by the Borrower under this Agreement is not paid on the due date, the Borrower shall automatically and without notification be required to pay, in the currency in which such amount is denominated, to the Facility Agent for the account of the Banks as relevant, late payment compensation calculated on the basis of the unpaid amount, from such due date until the actual payment date, at:

        7.1.1 in respect of Euro, EONIA increased by the Margin plus 1% (one per cent.) per annum;

        7.1.2 in respect of all other currencies (including the Alternative Currency), the rate equal to the overnight rate for deposits in the relevant interbank market in the currency in which the unpaid amount is denominated, increased by the Margin plus 1% (one per cent.) per annum; and

        7.1.3     the Mandatory Cost, if any.

        Notwithstanding the foregoing, if the unpaid amount referred to above is principal of an Advance which has been declared due pursuant to Clause
        16.2 (ACTION ON EVENT OF DEFAULT) before the last day of an Interest Period relating to such Advance, the late payment compensation in respect of such amount shall be calculated for the period from the date on which such amount became due until the last day of such Interest Period at a rate which is the sum of the Margin, 1% per annum, the Mandatory Cost if any, and the rate of interest (less the Margin) applicable to such unpaid amount immediately before it became due, and thereafter the late payment compensation shall be calculated as set out above.

7.2 Late payment compensation shall be calculated on the basis of the actual number of days elapsed and a year of 360 days, or in each case otherwise as market convention dictates, and shall be payable at any time by the Borrower upon presentation of an invoice by the Facility Agent.

        Receipt of late payment compensation shall not imply the granting of any extension, nor a waiver of any rights whatsoever of the Banks arising under this Agreement.

8.      REPAYMENT OF ADVANCES

8.1 The Borrower shall on the last day of the Interest Period relating to each Advance repay that Advance to the Facility Agent for the account of the Banks in accordance with Clause 11.1 (PAYMENTS). Each Advance shall be repaid in the currency in which it is denominated.

8.2 Any amount repaid under each Advance may be redrawn in accordance with Clause 4 (DRAWDOWN OF ADVANCES).

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8.3     NETTING OF PAYMENTS OF PRINCIPAL ON INTEREST PAYMENT DATES AND DRAWING
        DATES If on any Drawing Date:

        8.3.1 a Bank is required to participate in an Advance requested by the Borrower; and

        8.3.2 a payment of principal in the same currency as that Advance is due to that Bank by the Borrower pursuant to this Clause 8,

        then the Facility Agent shall (without prejudice to the Borrower's obligation to make any payment before such netting, and without prejudice to the Borrower's obligation to make any payment for further amounts due hereunder after such netting, including, without limitation, interest due) apply the amount payable by such Bank to the Borrower in respect of such Advance on that Drawing Date in or towards satisfaction of the principal amount payable by the Borrower to such Bank on such Drawing Date and the Bank shall make payment in respect of that Advance only for the amount, if any, in excess of such principal amount payable by the Borrower.

8.4     On the Final Repayment Date:

        8.4.1 the Facility will expire and the Commitment of each Bank will be reduced to zero; and

        8.4.2 the Borrower will repay or prepay all amounts outstanding and owed by it in relation to the Facility.

9.      VOLUNTARY CANCELLATION AND PREPAYMENT

9.1     VOLUNTARY PREPAYMENT
        The Borrower may at any time prepay an Advance in whole or in part (in a minimum amount of Euro5,000,000 and in integral multiples of Euro5,000,000), without penalty but together with all accrued interest and any Breakage Costs and other amounts in respect of such Advance (including under Clause 17 (INDEMNITY)) PROVIDED THAT it has given the Facility Agent not less than five (5) Business Days' notice, stating the amount of the Advance in the relevant currency to be prepaid and the date of such prepayment.

9.2     VOLUNTARY CANCELLATION
        The Borrower may cancel any undrawn part of the Facility (in respect of which no Drawing Notice has been served) in whole or in part (in a minimum amount of Euro5,000,000 and in integral multiples of Euro5,000,000) at any time PROVIDED THAT it has given the Facility Agent not less than five (5) Business Days' prior notice stating the principal amount to be cancelled and the date of such cancellation. During such five-day period the Borrower may not serve a Drawing Notice purporting to draw all or any part of the amount which is the subject of such notice of cancellation.

9.3 ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION IN CASE OF WITHHOLDINGS OR INCREASED COSTS If:

        9.3.1 the Borrower is required to pay to a Bank any additional amounts under Clause 11.4 (WITHHOLDINGS); or

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        9.3.2     the Borrower is required to pay to a Bank any amount under
                  Clause 12.2 (INCREASED COSTS),

        then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. On the date falling five Business Days after the date of service of the notice, the Borrower shall prepay to the Facility Agent for the account of that Bank all of that Bank's Outstandings. On prepaying a Bank's Outstandings under this Clause, the Borrower shall pay to the Facility Agent for the account of that Bank accrued interest together with all other amounts due to that Bank (including any Breakage Costs or other amounts payable under the indemnity contained in Clause 17 (INDEMNITY)).

9.4     MISCELLANEOUS
        9.4.1 No amount cancelled under this Clause 9 (VOLUNTARY CANCELLATION AND PREPAYMENT) may be redrawn or reinstated.

        9.4.2 All prepayments shall be made in the currency in which the relevant Advance is denominated.


10.     MANDATORY CANCELLATION AND PREPAYMENT

10.1 TOTAL CANCELLATION AND MANDATORY PREPAYMENT OF THE FACILITY If after the date of this Agreement:

        10.1.1 a person other than the Parent becomes the owner (directly or through an Affiliate) of at least 50 per cent. of the voting rights of the Borrower; or

        10.1.2    a Change in Control of the Parent shall have occurred,

        then the Facility Agent, acting on the instructions of the Majority Banks, may after five Business Days' notice cancel and reduce to zero, all of the Banks' Commitments and the Borrower will immediately prepay all Advances drawn by it, together with all interest accrued in respect thereof and all other amounts due hereunder (including Breakage Costs or other amounts payable under the indemnity contained in Clause 17 (INDEMNITY)).

10.2    PARTIAL CANCELLATION AND MANDATORY REPAYMENT OF THE FACILITY
        10.2.1 Upon the occurrence of the following events after the date of this Agreement, namely:

                  (a) an Obligor (other than the Parent) or any member of the Group makes an Issuance of Shares or Debt Issuance; or

                  (b) Group Companies make on a consolidated basis, a Disposal or a series of Disposals; or

                  (c) (i) an Obligor (other than the Parent) or any member of the Group enters into any agreement for borrowing money (other than an Ancillary Facility or intercompany Indebtedness) which is documented by way of a facility agreement, loan agreement, credit agreement or similar document (in this

                        Clause 10.2, a "LOAN AGREEMENT") or (ii) the Parent enters into a Loan Agreement the proceeds of which are to be used by any Group Company (other than monies raised specifically for the purpose of making acquisitions); or

                  (d)   the Lesieur Joint Venture,

                  the Banks' Commitments will, save as mentioned in the proviso to this Clause 10.2.1, immediately be reduced by the following amounts:

                        (i) in the case of sub-clause 10.2.1(a), the amount of the Net Cash Proceeds (if such amount is greater than Euro5,000,000, rounded down to Euro5,000,000 or the integral multiple thereof nearest thereto); and

                        (ii) subject to the proviso to this Clause 10.2.1 mentioned below, in the case of sub-clause 10.2.1(b), an amount equal to the Euro Amount of the Net Cash Proceeds (if such an amount is greater than Euro5,000,000, rounded down to Euro5,000,000 or the integral multiple thereof nearest thereto); and

                        (iii) in the case of sub-clause 10.2.1(c), an amount
                              equal to the amount advanced to such Obligor or member of the Group pursuant to the Loan Agreement (if such amount is greater than Euro5,000,000, rounded down to Euro5,000,000 or the integral multiple thereof nearest thereto); and

                        (iv) subject to the proviso to this Clause 10.2.1 mentioned below, in the case of sub-clause 10.2.1(d), an amount equal to the greater of (i) Euro 100,000,000 and (ii) the Euro Amount of the Net Cash Proceeds (if such amount is greater than Euro5,000,000, rounded down to Euro5,000,000 or the integral multiple thereof nearest thereto),

                  PROVIDED THAT paragraphs (ii) and (iv) above shall not apply (and no reduction shall be made to Banks' Commitments) in respect of the initial Euro Amount of Euro 50,000,000 received by an Obligor or, as the case may be, Group Companies in connection with a Disposal, a series of Disposals and/or the Lesieur Joint Venture (or any combination thereof);

        10.2.2 the Borrower shall, to the extent that Total Outstandings would otherwise exceed the Total Commitments as reduced pursuant to sub-clause 10.2.1 procure that all or the required part of the amounts referred to in sub-clause 10.2.1 above are applied in repayment of all or the required part of the Advances on the first Interest Payment Dates applicable thereto falling at least sixty days after the relevant event together with all interest accrued in respect of the amount so repaid, PROVIDED THAT all amounts shall be repaid on the day falling ninety days after such relevant event if no new Interest Period has occurred during such period.

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10.3    MISCELLANEOUS
        10.3.1 No amount cancelled under this Clause 10 (MANDATORY CANCELLATION AND PREPAYMENT) may be redrawn or reinstated.

        10.3.2 All repayments shall be made in the currency in which the relevant Advance is denominated.

11.     PAYMENTS - TAXES

11.1    PAYMENTS
        The following provisions shall apply to the making of payments under this Agreement:

        11.1.1 unless otherwise stated herein, all payments by an Obligor or a Bank shall be made, as the case may be, to the Facility Agent to its account at such office or bank as it may notify to the Borrower or the Banks;

        11.1.2 payments to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the payer as being customary at the time for the settlement of transactions in the relevant currency in the place for payment;

        11.1.3 each payment received by the Facility Agent for another person shall, subject to sub-clause 11.1.4 below, be made available by the Facility Agent to that person by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the relevant currency as it may notify to the Facility Agent by no less than three Business Days' prior notice; and

        11.1.4 the Facility Agent is not obliged to make payment under 11.1.3 above until it has actually received the corresponding sum. If the Facility Agent makes available to a person any amount which has not been made unconditionally available to the Facility Agent and that amount is not actually and unconditionally made available, the person concerned shall forthwith on notice from the Facility Agent repay that amount to the Facility Agent together with interest on the amount until its repayment at a rate determined by the Facility Agent to reflect its cost of funds.

11.2    NO SET-OFF OR COUNTERCLAIM
        All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

11.3    JUDGMENT CURRENCY
        If, under any applicable Law, whether as a result of a judgment against an Obligor or the receivership or liquidation of an Obligor (or any similar procedure) or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the "OTHER CURRENCY") other than that in which it is required to be paid hereunder (the "ORIGINAL CURRENCY"), then, to the extent that the payment to any Finance Party (when converted at the rate of exchange on the date of payment or, in the case of a receivership or liquidation (or any similar procedure), the latest date for the determination of liabilities permitted by applicable Law) falls short of the amount unpaid

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        under this Agreement, the Obligor shall, as a separate and independent obligation, fully indemnify that Finance Party against the amount of the shortfall; and for the purposes of this Clause 11.3 "RATE OF EXCHANGE" means the rate at which the Finance Party concerned is able on the relevant date to purchase the original currency with the other currency. Such rate of exchange shall be notified to the relevant Obligor.

11.4    WITHHOLDINGS
        All payments by an Obligor under this Agreement, whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding in respect of tax or otherwise unless the deduction or withholding is required by Law. If such a deduction or withholding is required by Law or if any deduction or withholding in respect of tax or otherwise is required by Law to be made by the Facility Agent (or in this connection amounts are required by Law thereafter to be rescinded or otherwise restored by a Finance Party) in respect of any payment to any Finance Party under this Agreement, such deduction or withholding shall be for the account of the relevant Obligor PROVIDED THAT the Finance Party affected hereunder shall on the date of this Agreement or, if later, the date on which the relevant Bank became a party to this Agreement, be lending under the Facility through its Agreed Lending Office or through a Facility Office as provided for in Clause 11.5 (LENDING OFFICES).

        Accordingly:

        11.4.1 in the case of a deduction or withholding made by an Obligor, such Obligor shall ensure that the deduction or withholding does not exceed the minimum amount legally required;

        11.4.2 such Obligor shall forthwith pay (to the extent permitted by applicable Law) to the Facility Agent for the account of each Bank an additional amount calculated to ensure that the net amount received by that Bank (taking into account any deduction or withholding required on such additional amounts) will equal the full amount which would have been received by it had no such deduction or withholding been made;

        11.4.3 such Obligor or the Facility Agent, as applicable, shall pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including any deduction or withholding from any additional amount paid pursuant to this clause); and

        11.4.4 in the case of a deduction or withholding made by an Obligor, that Obligor shall furnish to the Facility Agent on behalf of the Bank concerned, within the period for payment permitted by the relevant law, either:

                  (a) an official receipt of the relevant taxation or other authorities involved in respect of all amounts so deducted or withheld; or

                  (b) if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a

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                        certificate of deduction or equivalent evidence of the
                        relevant deduction or withholding.

        In the event that an Obligor would be obliged to pay an amount pursuant to sub-clause 11.4.2 of this Clause 11.4 to any Bank, but is prevented by law from making such payment in full, then such Obligor shall within 5 Business Days of becoming aware thereof give notice to the Facility Agent and shall, absent any agreement to the contrary with the relevant Bank, prepay to the Facility Agent for the account of such Bank, that Bank's share of each Advance on the last day of the Interest Period for each Advance, together with all interest accrued thereon and any and all sums then due to that Bank hereunder.

11.5    LENDING OFFICES
        Each of the Banks agrees that it shall lend under the Facility through an office which is, on the date of this Agreement its Agreed Lending Office, or, in respect of a Transferee Bank, on the date on which such Transferee Bank becomes a party to this Agreement, a Facility Office which is a permanent establishment resident for tax purposes in the jurisdiction in which the Borrower is incorporated or a permanent establishment resident for tax purposes in a country in respect of which there is in force a tax treaty with the jurisdiction in which the Borrower is incorporated providing for the absence of withholding tax on interest in respect of bank loans.

11.6    TAX CREDITS
        If and to the extent that an Obligor pays any additional amount under sub-clause 11.4.2 of Clause 11.4 (WITHHOLDINGS) and any Bank thereafter receives and retains the benefit of a refund of tax or credit against tax on its overall net income which is identified by the Bank as attributable to the tax that was withheld or deducted (a "TAX CREDIT"), then that Bank shall reimburse to that Obligor such amount as it shall determine so as to leave that Bank, after that reimbursement, in no better or worse position than it would have been in if payment of the relevant additional amount had not been required. Each Bank shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so and which reliefs and credits are to be regarded as used for these purposes. No Bank shall be obliged to disclose any information regarding its tax affairs or computations to the Obligors.

11.7    DATE
        If any payment (other than a payment required to be made on an Interest Payment Date) would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. Payments due on an Interest Payment Date shall be made on the last day of the relevant Interest Period, as determined in accordance with Clause 6.1 (DURATION OF PERIODS).

12.     CHANGES IN CIRCUMSTANCES

12.1    ILLEGALITY
        Where the introduction, imposition or variation of any Law or any change in the interpretation or application of any Law in each case occurring after the date of this Agreement or, if later, the date on which the relevant Bank became a party to this Agreement, makes it unlawful or impractical without breaching such Law for any Bank

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        to allow all or part of its participation in this Facility to remain outstanding or to fund all or part of its participation in an Advance or to carry out all or any of its other obligations under this Agreement or to charge or receive interest at the rate applicable under this Agreement, then, upon that Bank notifying the Facility Agent:

        12.1.1 the Facility Agent shall notify the Borrower and that Bank's Commitment shall forthwith be reduced to the extent necessary to cure such illegality;

        12.1.2 the Borrower shall, on the earlier of (i) the last day of the Interest Period for each Advance occurring after the Facility Agent has notified the Borrower, and (ii) the day specified by the Bank in the notice (being no earlier than the last day of any applicable grace period permitted by Law) (and only to the extent necessary to cure such illegality), prepay to the Facility Agent for the account of that Bank all of that Bank's participation in the Advances.

12.2    INCREASED COSTS
        Subject to Clause 12.3 (INCREASED COSTS - EXCEPTIONS), where any Finance Party determines that the enactment, introduction or variation of any Law or any change in the interpretation or application of any Law, in each case occurring after the date hereof or, if later, the date on which the relevant Finance Party became a party to the Financing Documents (including, without limitation, any such Law relating to a change in the currency of a country, taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements and/or any other form of banking, fiscal, monetary or regulatory controls (and for the avoidance of doubt, any change after the relevant date in respect of the solvency ratio for credit institutions under Council Directive 89/647/EEC of 18 December 1989, as amended)) would cause it to incur or suffer an Increased Cost (as defined below), such Finance Party shall notify the Facility Agent, promptly upon its becoming aware of such event and the Borrower shall forthwith on demand pay to the Facility Agent, for the account of that Finance Party, such amounts as such Finance Party from time to time certifies (setting out reasonable information showing the basis for and calculation of such amount, PROVIDED THAT, in respect of such information, no Finance Party shall be obliged to disclose any information regarding its tax affairs or compensations to the Obligors) to the Facility Agent to be necessary to indemnify it against such Increased Cost (as defined below).

        In this Agreement "INCREASED COST" means:

        12.2.1 any direct or indirect additional cost to a Finance Party (or an Affiliate) in making, maintaining or funding its Commitment or performing its obligations under the Financing Documents; or

        12.2.2 any direct or indirect cost or loss incurred or suffered by a Finance Party (or an Affiliate) in connection with the reduction of the amount of any sum received or receivable by it or its effective rate of return in respect of its Commitment or its Outstandings; or

        12.2.3 any direct or indirect cost or loss incurred or suffered by a Finance Party (or an Affiliate) arising out of any requirement for a Finance Party (or an Affiliate) to make any payment or suffer any tax, cost or loss of relief or other benefits, or

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                  forgo any interest on, or calculated by reference to, any sum received or receivable by such Finance Party under this Agreement; or

        12.2.4 any direct or indirect cost or loss incurred or suffered by a Finance Party (or an Affiliate) in connection with the reduction of the rate of return to such Finance Party (or an Affiliate) on its overall capital or on any class of its capital as a result of any change in the amount or nature of the capital resources required to be allocated in respect of such Bank's Commitment.

12.3    INCREASED COSTS - EXCEPTIONS
        The Borrower shall not be obliged to make any payment under Clause 12.2 (INCREASED COSTS) to the extent the payment is:

        12.3.1 one in respect of which the Finance Party is entitled to be (and if actually) compensated for under any other provision of this Agreement; or

        12.3.2 attributable to any tax on or any change in the rate of tax on the overall net income of that Finance Party in the jurisdiction in which it is incorporated or its Facility Office is located; or

        12.3.3    attributable to any breach by that Finance Party of any Law;
                  or

        12.3.4 attributable to any transfer by a Bank or any change by any Bank of its Facility Office, where circumstances exist which would oblige the relevant Borrower to pay to the Transferee Bank or, in the case of a change in Facility Office, the relevant Bank any sum in excess of the sum (if any) which it would have been obliged to pay to that Bank in the absence of such transfer or change in Facility Office.

        For the avoidance of doubt, nothing herein shall require any Finance Party to disclose any confidential information relating to the organisation of its business.

12.4    MARKET DISRUPTION
        If, in relation to any Advance, on the relevant Quotation Date:

        12.4.1 the Facility Agent determines that, by reason of circumstances affecting the inter-bank market generally, reasonable and adequate means do not or will not exist for ascertaining EURIBOR, LIBOR or EONIA;

        12.4.2 the Facility Agent is notified by Banks (the "AFFECTED BANKS") whose Commitments aggregate more than one third of the Total Commitments in respect of the Facility under which the relevant Advance is made or is to be made, that deposits in the currency in which an Advance is made are not in the ordinary course of business available in the relevant inter-bank market for a period equal to the forthcoming Interest Period in amounts sufficient to fund its participation in an Advance; or

        12.4.3 the Facility Agent is notified by Banks (the "AFFECTED BANKS") whose Commitments aggregate more than one third of the Total Commitments in respect of the Facility under which the relevant Advance is made or is to be

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                  made, that the cost to them of obtaining matching deposits in the relevant interbank market would be in excess of EURIBOR or LIBOR applicable to any Advance during the forthcoming Interest Periods,

        then the Facility Agent shall forthwith notify the Borrower and each Bank, and:

        12.4.4 no further Advances shall be made while such circumstances continue to exist;

        12.4.5 unless within thirty (30) days of the giving of the notice, the Borrower and the Facility Agent (in consultation with the Banks or, as the case may be, the Affected Banks) arrive, by negotiation in good faith, at an alternative basis acceptable to the Borrower and the Banks for continuing the Facility or the participations of the Affected Banks (and any alternative basis agreed in writing shall be retroactive to and effective from the commencement of the relevant affected Interest Period) the Borrower shall prepay to the Facility Agent for the account of the Banks the Total Outstandings in the case of sub-clause 12.4.1 above or the Outstandings of the Affected Banks in the case of sub-clause 12.4.2 and sub-clause 12.4.3 above within 10 Business Days after the end of such thirty
                  (30) day period with accrued interest payable to each Bank or Affected Bank at a rate equal to the Margin plus the aggregate of the amounts certified by such Bank, and notified through the Facility Agent to the Borrower as being the cost to that Bank of continuing its Outstandings during the periods referred to in this paragraph (including the Breakage Costs); and

        12.4.6 while any agreed alternative basis is in force, the Facility Agent in consultation with the Banks or the Affected Banks, shall periodically (but at least monthly) determine whether circumstances are such that the basis is no longer necessary; and if the Facility Agent so determines, it shall forthwith notify the Borrower and each Bank and that basis shall cease to be effective on a date specified by the Facility Agent after consultation with the Banks.

12.5    TAX INDEMNITY
        If and to the extent either:

        12.5.1 an amount deducted or withheld from any payment, or an additional amount payable for the account of any Bank by reason of a deduction or withholding, pursuant to Clause 11.4 (WITHHOLDINGS); or

        12.5.2 an amount in respect of increased costs payable pursuant to Clause 12.2 (INCREASED COSTS) is brought into account by a Bank as a receipt for the purposes of taxation and proves inadequate, by reason of the absence of a credit, deduction or other relief which is (in any case) immediately and effectively received, the Obligor shall fully and immediately, on demand following receipt of reasonable information showing the basis of calculation of such sum (PROVIDED THAT, in respect of such information, no Bank shall be obliged to disclose any information regarding its tax affairs or compensations to the Obligor), indemnify the relevant Bank on an after-tax basis against the cost, payment, deduction or withholding in question, and will on demand pay such further sum to the Facility Agent for the account of the Bank as is necessary to

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                  remedy the inadequacy; PROVIDED THAT in no event shall the
                  Obligor be required to indemnify any Bank in respect of tax on its overall net income.

12.6    MITIGATION
        If any of Clauses 11.4 (WITHHOLDINGS), 12.1 (ILLEGALITY), 12.2 (INCREASED COSTS) or 12.5 (TAX INDEMNITY) operates in relation to any Finance Party to the detriment of any Obligor, such Finance Party shall, upon the request of the Borrower, enter into discussions with the Facility Agent and the Borrower with a view to determining what mitigating action might be taken by such Finance Party.

        Without limiting or reducing the obligations of the Obligors (or any of them under Clauses 11.4 (WITHHOLDINGS), 12.1 (ILLEGALITY), 12.2 (INCREASED COSTS) or 12.5 (TAX INDEMNITY)), the relevant Finance Party and the Facility Agent, if relevant, shall at the expense of the Borrower take such reasonable steps (acceptable to the Borrower) as may be practical and open to it to mitigate or remove the effects of such circumstances including, without limitation and as applicable, a change in its Agreed Lending Office or Facility Office or a transfer of its participation in the Facility and its Commitment to another bank or financial institution reasonably acceptable to the Borrower, PROVIDED THAT nothing in this Clause 12.6 shall oblige any Finance Party to take any such step if, in the opinion of such Finance Party (such opinion being conclusive), any such step might reasonably be expected to have an adverse effect upon its business, operations or financial condition or the management of its affairs or its return in relation to its participation in the Advance or cause it to incur any costs or expenses.

13.     CONDITIONS PRECEDENT

13.1    CONDITIONS TO THE FACILITY AND TO THE FIRST ADVANCE
        The Facility shall become available on the date on which the Facility Agent confirms to the Banks and the Borrower that it has received the documents set out in Schedule 5 (CONDITIONS PRECEDENT), in each case in form and content reasonably satisfactory to the Facility Agent.

13.2    CONDITIONS FOR ACCEDING GUARANTORS
        Each Acceding Guarantor shall deliver to the Facility Agent the following documents, in each case in form and content satisfactory to the Facility Agent:

        13.2.1 a certificate signed by a duly authorised officer of such Acceding Guarantor substantially in the form set out in
                  Schedule 7 (CERTIFICATE OF GUARANTORS) and the documents therein referred to, in particular, an updated copy of the Memorandum and Articles of Association (STATUTS) and certificate of incorporation (K-BIS) (or relevant similar official certificate with respect to any Obligor that is incorporated in a jurisdiction other than France);

        13.2.2 an opinion of an independent law firm acceptable to the Facility Agent in form and substance satisfactory to the Facility Agent, opining notably as to the capacity of such Acceding Guarantor to enter into and perform its obligations under the Financing Documents in its relevant jurisdiction, the recognition under the relevant jurisdiction of the validity of such obligations and the choice of law expressed in the Financing Documents and the recognition and

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                  enforcement in such jurisdiction of any judgment rendered
                  against such Obligor pursuant to the jurisdiction provisions of the Financing Documents.

13.3    CONDITIONS TO FIRST ADVANCE
        The first Advance is subject to the further conditions precedent that on the Drawing Date for that Advance:

        13.3.1    the Borrower is a Subsidiary of the Parent;

        13.3.2 no Default has occurred or would occur as a result of making the Advance; and

        13.3.3 except as otherwise notified to the Facility Agent, each of the warranties mentioned in Clause 14.2 (AFTER SIGNING) and
                  Section 7 of the Parent Guarantee remains accurate in all material respects at the Drawing Date as if given on that date by reference to the facts and circumstances then existing.

13.4    CONDITIONS TO EACH FURTHER ADVANCE
        Each further Advance is subject to the further conditions precedent that both on the date of the relevant Drawing Notice and on the relevant Drawing Date:

        13.4.1 No Default has occurred or would occur as a result of making the Advance; and

        13.4.2 except as otherwise notified to the Facility Agent each of the warranties mentioned in Clause 14.2 (AFTER SIGNING) and
                  Section 7 of the Parent Guarantee remains accurate in all material respects at the Drawing Date as if given on that date by reference to the facts and circumstances then existing.

14.     REPRESENTATIONS

14.1    ON SIGNING OBLIGORS' REPRESENTATIONS
        Each Obligor (other than the Parent) acknowledges that each of the Banks has entered into the Financing Documents and participated in the syndication of the Facility in full reliance on representations by each Obligor (other than the Parent) (in respect of itself and each of its Subsidiaries referred to in this Clause 14.1) in the following terms, and each Obligor (other than the Parent) (in respect of itself and each of its Subsidiaries referred to in this Clause 14.1) now warrants to each of them that:

        14.1.1 STATUS: It is duly incorporated and, except in the case of Central Soya Company, with limited liability and validly existing and in good standing under the laws of its place of incorporation;

        14.1.2 POWERS AND AUTHORISATIONS: The documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and remains in full force and all action has been taken, for it to own its assets, carry on its business and operations as they are now being conducted, to sign and deliver, and perform the transactions contemplated, in the Financing Documents to which it is a party;

        14.1.3 OBLIGATIONS BINDING: The Financing Documents to which it is a party constitute its legal, valid and binding obligations enforceable in accordance with their terms;

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        14.1.4    NON-VIOLATION: Neither the signing and delivery of the
                  Financing Documents to which it is a party nor the performance of any of the transactions contemplated in any of them does or will contravene or constitute a default under, or cause to be exceeded, any limitation on it or the powers of its directors imposed by or contained in:

                  (a) any Law by which it or any of its assets is bound or affected;

                  (b) any document which contains or establishes its constitution;

                  (c) any material provision of any agreement or undertaking to which it (or any of its Significant Subsidiaries) is a party or by which any of its or their assets is bound;

                  (d) any material provision of any financing agreement entered into by it (or by any Significant Subsidiary); or

                  (e)   any judicial or arbitral decision binding on it;

        14.1.5 CONSENTS: No authorisation, approval, consent, license, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary to ensure the validity, legality, enforceability or ranking of the liabilities and obligations of it or the rights of each of the Banks, under the Financing Documents;

        14.1.6    NO DEFAULT:

                  (a) no Event of Default is continuing or is reasonably likely to result from the execution of, or the performance of any transaction contemplated by the Financing Documents;

                  (b) no event has occurred which constitutes, or which with the giving of notice and/or the expiry of any applicable grace period and/or the making of a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which it or any of its assets is bound or affected, or by which any of its assets is bound or affected (in each case including any financing agreement to which it is a party), being a contravention or default which in the opinion of the Majority Banks could reasonably be expected to have a material adverse effect on (i) the business, financial condition, operations or property of each Obligor (other than the Parent) or any of the Borrower's Significant Subsidiaries, and (ii) the ability of each Obligor (other than the Parent) to observe or perform any of its payment obligations under the Financing Documents to which it is a party;

        14.1.7 LITIGATION: Subject to the proviso to sub-clause 14.1.6 (NO DEFAULT), no litigation, arbitration or administrative proceeding or claim which (if adversely determined) could, in the opinion of the Majority Banks, by itself, or together with any other such proceedings or claims, reasonably be expected to affect

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                  materially and adversely (i) the business, financial
                  condition, operations or property of it (or of any of its Significant Subsidiaries) and (ii) the ability of each Obligor to observe or perform its obligations under the Financing Documents to which it is a party, is presently in progress or pending or, to the best of its knowledge, threatened against it (or any of its Significant Subsidiaries) or any of its (or any of its Significant Subsidiaries') assets;

        14.1.8 TAX LIABILITIES: Neither it nor any of its Significant Subsidiaries is in default in the delivery of returns to the relevant taxation authorities or in the payment of any taxes, the non-delivery or non-payment of which in the opinion of the Majority Banks could reasonably be expected to materially and adversely affect (i) the business, financial condition, operations or property of each Obligor (or that of any of its Significant Subsidiaries) and (ii) each Obligor's ability to perform or observe its obligations under the Financing Documents to which it is a party; and no material claim is being asserted against the Obligors (other than the Parent) or any Significant Subsidiary with respect to taxes which is not disclosed or provisioned as required by French GAAP or the generally accepted accounting principles in its jurisdiction of incorporation in its most recent financial statements;

        14.1.9 DEDUCTION OF TAX: It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under the Financing Documents;

        14.1.10 ACCOUNTS: The latest consolidated accounts of the Group delivered under this Agreement have been prepared on a basis consistently applied (except as therein stated) in accordance with French GAAP and present fairly the results of its operations and those of the Obligors (other than the Parent) for the period to which they relate and the state of its affairs and those of the Obligors (other than the Parent) at the end of that period;

        14.1.11 NO SECURITY INTEREST: None of its assets (nor the assets of any of its Significant Subsidiaries) is affected by any Security Interest (other than Permitted Security Interests) for an amount exceeding (in aggregate for all such persons) Euro2,000,000, and it is not (and none of its Significant Subsidiaries is) a party to nor is it or any of its assets bound by, any order, agreement or instrument under which it (or any of its Significant Subsidiaries) is, or in certain events may be, required to create, assume or permit to arise any Security Interest, other than any Permitted Security Interest;

        14.1.12 DISSOLUTION: No current or pending proceedings for the dissolution, or any other similar proceedings, of it (or of its Significant Subsidiaries) is presently in progress or pending or, to its knowledge, threatened against it (or any of its Significant Subsidiaries) except as part of an internal solvent re-organisation;

        14.1.13 PARI PASSU RANKING: The Obligors' (other than the Parent's) obligations under the Financing Documents will rank at least PARI PASSU with all its other present and future unsecured and unsubordinated obligations other than obligations that are mandatorily preferred by law;

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        14.1.14   NO IMMUNITY: No Obligor (other than the Parent) is entitled to claim any sovereign or jurisdiction immunity for itself or its assets under any law or in any jurisdiction or the enforcement of any judgment or award arising from any proceedings under the Financing Documents;

        14.1.15 MATERIAL ADVERSE CHANGE: There has been no material adverse change in the consolidated financial condition of the Group since the date hereof;

        14.1.16 EXISTING INDEBTEDNESS: No Indebtedness exists in respect of the Group other than the Existing Facility until refinanced by this Facility, outstanding Indebtedness from other Group Companies, the Ancillary Facilities and the bonds issued by the Borrower with a maturity of February 2005;

        14.1.17 JOINT-VENTURES AND UNLIMITED LIABILITY PARTNERSHIPS: No Group Company has entered into any partnership resulting in any such Group Company having unlimited liability, or any joint-venture or other agreement with any Person outside the Group for the joint-development of any business or the sharing of any assets or revenues derived from any business save as set out in
                  Schedule 10 (JOINT VENTURES) or as permitted by sub-clause
                  15.4.7 (JOINT VENTURES AND UNLIMITED PARTNERSHIPS);

        14.1.18 CASH CIRCULATION: There exists no restriction to the cash circulation within the Group which would prevent partial repayments of the Facility pursuant to Clause 8 (REPAYMENT OF ADVANCES) or Clause 10.2 (PARTIAL CANCELLATION AND MANDATORY REPAYMENT) other than those imposed by applicable laws;

        14.1.19 NO FILING OR STAMP TAXES: Under the laws of its jurisdiction of incorporation, it is not necessary that the Financing Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration or similar tax (other than nominal stamp duty, the non payment of which does not affect the binding nature of its obligation thereunder) be paid in relation to the Financing Documents or the transactions contemplated by the Financing Documents;

        14.1.20 GOVERNING LAW: The choice of English law as the governing law of this Agreement and any judgment obtained in England will be recognised and enforced in its jurisdiction of incorporation;

        14.1.21 ENVIRONMENTAL LICENCES AND ENVIRONMENTAL LAWS: It has and each member of the Group has, obtained all Environmental Permits requisite for the operation of its business and the entry into and performance of the Financing Documents and has at all times fully complied in all material respects with the terms of those Environmental Permits and all other applicable Environmental Laws; and

        14.1.22 INFORMATION: All of the written information supplied by it to the Facility Agent, the Arrangers and the Banks in connection herewith (including without limitation the Information Memorandum) was true, complete and accurate in all material respects as of the date it was supplied and it is not aware of any material facts or circumstances that have not been disclosed to the Facility

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                  Agent, the Arrangers or the Banks and which might, if
                  disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower.

14.2    AFTER SIGNING
        Absent notice to the Facility Agent pursuant to sub-clause 13.4.2 of Clause 13.4 (CONDITIONS TO EACH ADVANCE), each Obligor (other than the Parent which is deemed to repeat its warranties and representations pursuant to Section 7 of the Parent Guarantee) shall be deemed to represent and warrant to each of the Finance Parties on every Drawing Date and on the first day of any Interest Period, with reference to the facts and circumstances then subsisting, that each of the representations and warranties given by it contained in Clause 14.1 (ON SIGNING OBLIGORS' REPRESENTATIONS) remains true, accurate and correct (other than sub-clauses 14.1.9 (DEDUCTION OF TAX) and 14.1.16 (EXISTING INDEBTEDNESS).

15.     UNDERTAKINGS

15.1    ACCOUNTS AND INFORMATION
        The Borrower undertakes with each of the Banks that, from the date of this Agreement until all of its liabilities under the Financing Documents have been discharged:

        15.1.1    PREPARATION OF ACCOUNTS:

                  (a) It will prepare the financial statements referred to in sub-clause 15.1.2 (INFORMATION) on a basis consistently applied in accordance with French GAAP and those financial statements shall fairly present the results of its operations and those of the Group for the period in question and the state of its affairs and those of the Group as at the date to which the financial statements are made up; and

                  (b) It will, prior to any amendment being effected, inform the Facility Agent of its desire to amend the date of its financial year end or that of any of its Subsidiaries from 31 December (the "ACCOUNTING REFERENCE DATE") whereupon the Borrower and the Facility Agent, on behalf of the Majority Banks, shall in good faith make any amendments to this Agreement (including, but not limited to this Clause 15 (UNDERTAKINGS), Clause 16 (EVENTS OF DEFAULT) and Schedule 8 (FINANCIAL COVENANTS) and the other Financing Documents as, in the opinion of the Facility Agent, on behalf of the Majority Banks, may be necessary or desirable to take account of the change of the accounting reference date.

        15.1.2 INFORMATION: It will deliver to the Facility Agent in sufficient numbers for each of the Banks:

                  (a)   ACCOUNTS:

                        on each relevant Delivery Date,

                        (i) with respect to the Financial Year, copies of the audited consolidated financial statements of the Group for that period which

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                              shall contain an income statement, a balance sheet
                              and a cash flow statement and be audited and certified without material qualification referring to circumstances which could result in any Obligor being unable to perform its payment obligations under the Financing Documents; and

                        (ii) with respect to the Semi-Financial Year ending in June 2003, copies of the consolidated financial statements of the Group for that half-year which shall contain an income statement, a balance sheet and a cash flow statement and be the subject of a limited review by its auditors if available or otherwise certified by the chief financial officer of the Borrower;

                  (b) promptly and upon the occurrence of each event set out in Clause 10.2 (PARTIAL CANCELLATION AND MANDATORY REPAYMENT OF THE FACILITY) a certificate signed by the chief financial officer of the Borrower containing all information necessary to verify the calculation of all amounts to be repaid pursuant to Clause 10.2 (PARTIAL CANCELLATION AND MANDATORY REPAYMENT OF THE FACILITY);

                  (c) promptly, all public information as the Facility Agent may request;

                  (d) promptly, any such information regarding the financial condition, business and operations of any member of the Group as any Bank (through the Facility Agent) may reasonably request;

                  (e) promptly, such additional financial or other available information about any material event relating to the ability of each Obligor (other than the Parent) to perform its payment obligations pursuant to this Agreement; and

                  (f) any financial notation or change in such financial notation attributed by any rating agency to the Facility (or to the Borrower if no rating of the Facility has been published) as soon as the Borrower has been informed of such information.

15.2    USE OF WEBSITES

        15.2.1 The Borrower may satisfy its obligation to deliver public information to the Banks by posting such information onto an electronic website and by notifying the Facility Agent (i) of the address of the website together with any relevant password specifications and (ii) that such information has been posted on the website.

        15.2.2 Notwithstanding sub-clause 15.2.1 above, the Borrower shall also supply to the Facility Agent one paper copy of any information which is posted onto the website.

15.3    GENERAL UNDERTAKINGS

        Each Obligor (other than the Parent) undertakes (on behalf of itself and, on behalf of each of its Significant Subsidiaries, where applicable) with each of the Banks that from

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        the date of this Agreement until all its liabilities under the Financing
        Documents have been discharged and the Banks have no further obligations under the Financing Documents:

        15.3.1 CONSENTS: It will obtain and promptly renew from time to time, and will promptly deliver to the Facility Agent certified copies of, any such authorisation, approval, consent, license, exemption, registration, recording, filing or notarisation as may be necessary (under the laws of all jurisdictions concerned) to ensure the validity, enforceability or ranking of the liabilities and obligations of it or the rights of each of the Banks under the Financing Documents to which it is a party and it shall comply with the terms of the same;

        15.3.2 DEFAULT: If it becomes aware of the occurrence of a Default it will forthwith notify the Facility Agent and provide the Facility Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Default or otherwise in connection with it;

        15.3.3 LITIGATION: Promptly after becoming aware of the same, it will inform the Facility Agent of any litigation, arbitration or administrative proceeding or claim of the kind described in sub-clause 14.1.7 (LITIGATION);

        15.3.4 INSURANCE: It will procure that there is in effect insurance cover over its assets and undertakings (and the assets and undertakings of each of its Significant Subsidiaries) of a type and in an amount which is prudent and consistent with good business practice in the industry concerned;

        15.3.5 PARI PASSU RANKING: Its obligations under the Financing Documents do and will rank at least PARI PASSU with all its other present and future unsecured and unsubordinated obligations other than obligations that are mandatorily preferred by law;

        15.3.6 COMPLIANCE WITH LAWS: It will (and it will procure that each of its Significant Subsidiaries will):

                  (a) comply with all applicable laws in all material respects (including laws in relation to taxes); and

                  (b) obtain all consents, authorisations, licenses, approvals, permits, exemptions, filings, recordings, notarisations and registrations and take all actions, in each case, necessary for the time being to comply in all material respects with applicable laws, PROVIDED THAT obligations with respect to taxes and social security contributions may be disputed in good faith so long as sufficient provision therefore is made in accordance with French GAAP to meet the requirements of its auditors in respect of the making of provisions for such disputed liabilities and so long as such non-payment does not prejudice the interests of the Banks in any material respect.

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        15.3.7    COMPLIANCE WITH AGREEMENTS:

                  (a) Each Obligor (other than the Parent) will comply in all material respects with the terms of any agreement or undertaking (as amended from time to time) to which it is a party or by which any of its assets is bound; and

                  (b) Each Obligor (other than the Parent) will procure that each of its Significant Subsidiaries will comply in all material respects with the terms of any agreement or undertaking (as amended from time to time) to which such Significant Subsidiary is a party or by which any of its assets is bound;

                  in each case to the extent that failure to do so could, in the opinion of the Majority Banks, be reasonably expected to have a material adverse effect on the business, financial condition, operations or property of any Obligor (other than the Parent) or any Significant Subsidiary, and on the ability of such Obligor to observe and perform any of its obligations under the Financing Documents to which it is a party.

        15.3.8 STATUS: It will, and it will procure that each Significant Subsidiary will, maintain its corporate existence under applicable law and the right to carry on its business and operations as they are now being conducted;

        15.3.9 AUTHORISATIONS: It will, and it will procure that each Significant Subsidiary will, obtain and promptly renew from time to time any authorisation, approval, consent, license, exemption, registration, recording, filing or notarisation as may be necessary for its business;

        15.3.10 TAXES-SOCIAL CONTRIBUTIONS: It will, and it will procure that each Significant Subsidiary will pay all material taxes and social contributions due and payable by each of them within applicable time limits, PROVIDED THAT obligations with respect to taxes and social security contributions may be disputed in good faith so long as sufficient provision therefore is made in accordance with French GAAP to meet the requirements of its auditors in respect of the making of provisions for such disputed liabilities and so long as such non-payment does not prejudice the interests of the Banks in any material respect.

        15.3.11 REPRESENTATIONS AND WARRANTIES: It will promptly inform the Facility Agent of any change in the representations and warranties.

        15.3.12 CASH CIRCULATION: The Borrower shall use its best endeavours to facilitate cash circulation within the Group to the extent necessary to permit partial repayments of the Facility pursuant to Clauses 8 (REPAYMENT OF ADVANCES) and 10.2 (PARTIAL CANCELLATION AND MANDATORY REPAYMENT).

        15.3.13 ENVIRONMENTAL MATTERS: It will, and it will procure that each Significant Subsidiary of it will, obtain all requisite Environmental Permits and fully comply in all material respects with the terms and conditions of all Environmental Permits applicable to it and all other applicable Environmental Law and shall, promptly upon receipt of the same, notify the Facility Agent of

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                  any claim, notice or other communication served on it in
                  respect of any alleged breach of any Environmental Law which is reasonably likely to have a material adverse change.

15.4    NEGATIVE UNDERTAKINGS
        Each Obligor (other than the Parent) undertakes with each of the Banks that, from the date of this Agreement until all its liabilities under the Financing Documents have been discharged:

        15.4.1 NEGATIVE PLEDGE: It will not, and will procure that no Group Company will, create or permit to subsist any Security Interest on the whole or any part of its present or future property, assets or revenues except for:

                  (a) the Security Interests detailed in Schedule 9 (EXISTING PERMITTED SECURITY INTERESTS) so long as the principal amount secured by any such Security Interest is not increased beyond the maximum such amount which may be secured at the date of this Agreement (by reference to the facts and circumstances existing at such date); and

                  (b)   Liens or rights of set-off arising by operation of Law;
                        and

                  (c) in a maximum amount not exceeding Euro125,000,000 Security Interests guaranteeing the repayment of the Ancillary Facilities, Security Interests existing over the assets of Subsidiaries acquired after the date of this Agreement (to the extent permitted by sub-clause
                        15.4.5 (ACQUISITIONS)) and Security Interests securing payment of the purchase price of assets acquired in the ordinary course of business,

                  (together the "PERMITTED SECURITY INTERESTS").

        15.4.2    DISPOSALS:

                  (a) Save as permitted under this Agreement in relation to the Lesieur Joint Venture, it will not, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, assign, transfer or otherwise dispose of more than 10% of its shares in a Significant Subsidiary to any Person, except to a Wholly Owned Subsidiary of the Borrower or of a Significant Subsidiary and PROVIDED THAT such disposal does not entail any Group Company ceasing to be a Subsidiary of the Borrower;

                  (b) Save as otherwise permitted by this Agreement, it will not, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, assign, transfer or otherwise dispose of any of its assets other than:

                        (i) on arm's length terms in the ordinary course of trading; or

                        (ii)  to another Obligor.

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        15.4.3    CHANGE OF BUSINESS: It will not, and it will procure that each
                  Significant Subsidiary will not, engage in any business other than its current business or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof.

        15.4.4 INDEBTEDNESS: It will not incur, and shall procure that no Group Company will incur, any Indebtedness after the date of this Agreement other than Indebtedness from other Group Companies, the Ancillary Facilities, Indebtedness the proceeds of which are applied in accordance with Clause 10.2 (PARTIAL CANCELLATION AND MANDATORY REPAYMENT OF THE FACILITY) and Indebtedness from the Parent or any of its Subsidiaries (other than a Group Company) which is subordinated to the Indebtedness arising under this Agreement.

        15.4.5 ACQUISITIONS: It will not, and the Borrower will procure that its Subsidiaries will not acquire or subscribe for any assets or shares other than in the line of its business except to the extent that:

                        (i) the aggregate consideration for the shares or assets comprising all such acquisitions does not exceed Euro50,000,000 in aggregate until the Final Repayment Date; or

                        (ii) such acquisition is in connection with a solvent corporate restructuring of the Group; or

                        (iii) such acquisition is wholly financed by the Parent
                              once the Euro50,000,000 threshold set out in part
                              (i) above has been reached.

        15.4.6    AMALGAMATIONS - LIQUIDATION:

                  (a) It will not, and it will procure that no Obligor (other than the Parent) will amalgamate, merge or consolidate with or into any other Person (other than another Obligor) or be the subject of any reconstruction (except as permitted by sub-clause 15.4.7 (JOINT VENTURES AND UNLIMITED PARTNERSHIPS).

                  (b) It will not, and it will procure that none of its Significant Subsidiaries will amalgamate, merge or consolidate with or into any other Person or to be the subject of any reconstruction other than an amalgamation, a merger or a consolidation between Group Companies or as permitted by sub-clause 15.4.7 (JOINT VENTURES AND UNLIMITED PARTNERSHIPS), PROVIDED THAT in each case the rights of the Finance Parties and the Financing Documents will not be adversely affected by such amalgamation, merger or consolidation.

                  (c) It will not, and it will procure that no Group Company will voluntarily dissolve or liquidate Subsidiaries other than non Significant Subsidiaries and whose liquidation surplus is distributed to another Group Company.

        15.4.7    JOINT VENTURES AND UNLIMITED PARTNERSHIPS:

                  (a) It will not (and will procure that no Group Company does) enter into any joint venture or similar arrangement with any Person other than (i) any investments by any Group Company the consideration for which, when aggregated with the consideration of any other investments made by any Group Company (other than the Lesieur Joint Venture) does not exceed 10% of the consolidated assets of the Group (as at 30 June 2002 as set forth in the consolidated financial statements of the Group for the Semi-Financial Year ending on 30 June
                        2002) or (ii) the Lesieur Joint Venture;

                  (b) It will not reduce (and will procure that no Group Company reduces) its participation in joint-ventures existing as at the date of this Agreement or, if it occurs, the Lesieur Joint Venture;

                  (c) It will not (and will procure that no Group Company does) enter into partnerships or other bodies corporate or incorporate involving its or such Group Company's unlimited liability.

        15.4.8 GUARANTEES - LOANS: It will not, and it will procure that no Group Company will guarantee any Person, make any loans, or grant any credit to any Person (other than the Group Companies) except that:

                  (a) the Borrower or any other Group Company may issue a guarantee in favour of any Person in connection with the Ancillary Facilities;

                  (b) any Group Company may issue a guarantee in favour of any Person in connection with commercial and ancillary transactions (including insurance, tax obligations, customs or any other similar obligations) within the framework of the Group's field of activities; and

                  (c) any Group Company may make a loan in favour of any Person in connection with a transaction permitted by sub-clause 15.4.7 (JOINT VENTURES AND UNLIMITED PARTNERSHIPS) so long as such loan is funded with the proceeds of an intercompany loan made by the Parent or any of its Subsidiaries (other than a Group Company) to such Group Company.

15.5    FINANCIAL COVENANTS
        The Borrower shall procure that the financial ratios set out in Schedule 8 (FINANCIAL COVENANTS) are complied with at all times. The ratios will be tested on each relevant Test Date for the relevant period or date specified in Schedule 8 and a certificate signed by the chief financial officer of the Borrower shall be delivered to the Facility Agent on each relevant Delivery Date showing the calculation thereof as indicated in
        Schedule 8 (FINANCIAL COVENANTS) with the relevant information permitting the verification and calculation of such ratios by the Facility Agent.

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16.     DEFAULT

16.1    EVENTS OF DEFAULT
        Each of the following events (whether or not caused by a reason outside the control of the Obligors) shall constitute an Event of Default:

        16.1.1    NON-PAYMENT:  Any Obligor fails to pay:

                  (a) any amount of principal, fees, commissions or interest due under any Financing Document on the due date or on demand, if so payable, except where such failure arises solely from an administrative or technical failure affecting the transfer of funds and where the amount in question is paid within five (5) Business Days of the due date; or

                  (b) any other amount whatsoever due under any Financing Document on the due date or on demand, if so payable, except where the amount in question is paid within fifteen (15) days of the due date or the date of demand.

        16.1.2    BREACH OF SPECIFIC UNDERTAKINGS:

                  (a) (i) Any Obligor (other than the Parent) is in breach of sub-clause 15.4.6 (AMALGAMATIONS-LIQUIDATION) or Clause
                        15.5 (FINANCIAL COVENANTS) or, (ii) the Parent is in breach of section 8.2(a) of the Parent Guarantee;

                  (b) Any Obligor (other than the Parent) is in breach of sub-clause 15.4.1 (NEGATIVE PLEDGE), sub-clause 15.4.2 (DISPOSALS), sub-clause 15.4.4 (INDEBTEDNESS), sub-clause 15.4.8 (GUARANTEES - LOANS) except if it is remedied within a period of ten (10) Business Days of notifying such failure to the Borrower to the Majority Banks' satisfaction.

        16.1.3 BREACH OF OTHER OBLIGATIONS: Any Obligor fails to observe or perform any of its obligations or undertakings under the Financing Documents or under any undertaking or arrangement entered into in connection therewith, other than an obligation of the type referred to in sub-clauses 16.1.1 (NON-PAYMENT),
                  16.1.2 (BREACH OF SPECIFIC UNDERTAKINGS) and, in the case of a failure capable of being remedied, the Facility Agent acting upon the instructions of the Majority Banks does not determine, within a period of twenty (20) Business Days of notifying such failure to the Borrower, that it has been remedied to the Majority Banks' satisfaction.

        16.1.4 MISREPRESENTATION: Any representation, warranty or statement which is made (or deemed to be repeated or acknowledged in writing to have been made) by any Obligor in any of the Financing Documents or which is contained in any written certificate, statement, or notice provided under or in connection with any of the Financing Documents proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time, would not be accurate in any material respect and, in the case of a failure capable of being remedied, the Facility Agent acting upon the instructions of the Majority Banks determines, within a period of twenty (20)

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                  Business Days of notifying such failure to the Borrower, that it has not been remedied to the Majority Banks' reasonable satisfaction.

        16.1.5 INVALIDITY: Any provision of any of the Financing Documents is or becomes, for any reason, invalid, unenforceable or ineffective, is repudiated by any Obligor or is alleged by any Obligor to be invalid, unenforceable or ineffective.

        16.1.6 CESSATION OF BUSINESS: An Obligor or any Significant Subsidiary changes or threatens to change the nature or scope of its business, suspends or threatens to suspend an essential part of the present business operations which it now conducts directly or indirectly and/or (except with respect to the Parent) sells or threatens to sell all or a materially significant part of its assets or shares, unless such changes are made for the purposes of an internal reorganisation or in connection with a transaction permitted by sub-clause 15.4.7 (JOINT VENTURES AND UNLIMITED PARTNERSHIPS).

        16.1.7    CROSS-DEFAULT:

                  (a) any Indebtedness of an Obligor, or any of the Borrower's Significant Subsidiaries aggregating for all such persons an amount in excess of Euro40,000,000 (or the equivalent thereof in other currencies) is not repaid on its due date (or within any applicable grace period) and remains unpaid fifteen (15) days after it becomes due (provided however that no grace period shall be applicable if the relevant creditor accelerates the repayment of the relevant Indebtedness or takes any measures to attach assets); or

                  (b) the occurrence of any event whatsoever constituting an event of default which results in any amount outstanding aggregating in respect of an Obligor and/or any of the Borrower's Significant Subsidiaries in excess of Euro40,000,000 (or the equivalent thereof in other currencies), under any loan or credit facility to which an Obligor or any of the Borrower's Significant Subsidiaries is a party, becoming due and payable before its stated maturity (where applicable, upon expiry of any notice or grace period),

        16.1.8    RECEIVERSHIP, INSOLVENCY, ADMINISTRATION:

                  (a) A petition is presented, a meeting is convened, an application is made or any other step is taken for the purpose of appointing an administrator or receiver or other similar officer (a CONCILIATEUR or an ADMINISTRATEUR PROVISOIRE or a MANDATAIRE AD HOC) in respect of an Obligor and/ or any of the Borrower's Significant Subsidiaries enters into or proposes to enter into an amicable settlement (ACCORD AMIABLE) with its creditors pursuant to the French Law no 84-148 of 1 March 1984 (Article L611-3 ET SEQ. of the CODE DE COMMERCE to the extent applicable) or an alert procedure (PROCEDURE D'ALERTE) is initiated (pursuant to Article 230-1 all of French Law no. 66-537 of 24 July 1966 (Article L. 234-1 of the CODE DE COMMERCE), Article 226-1 of French Law no. 66-537 of 24 July 1966

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                        (Article L. 225-232 of the CODE DE COMMERCE), Article L.
                        432-5 section 1 of the CODE DU TRAVAIL or Article 34 of the Law no. 84-148 of 1 March 1984 (Article L. 611-2 of the CODE DE COMMERCE)); or

                  (b) Any insolvency, administration or analogous events or proceedings whatsoever are commenced in respect of an Obligor or any of the Borrower's Significant Subsidiaries, as the result of any stoppage or suspension, or threat or announcement of intention to stop or suspend, the payment of debts of an Obligor or any of the Borrower's Significant Subsidiaries pursuant to Article 3 of the French Law no. 85-98 of 25 January 1985 (Article L621-1 of the CODE DE COMMERCE to the extent applicable) (whether declared or undeclared), or an Obligor or any of the Borrower's Significant Subsidiaries makes any proposal for a moratorium in relation to any of its debts, or becomes insolvent, or, to the fullest extent permitted by applicable laws, is subject to any bankruptcy or insolvency proceedings (PROCEDURE DE REDRESSEMENT JUDICIAIRE, PROCEDURE DE LIQUIDATION JUDICIAIRE), or makes any conveyance, assignment or other similar arrangements for the benefit of its creditors, or a judgment is issued for the judicial liquidation or for a transfer of the whole of its business (CESSION TOTALE DE L'ENTREPRISE), or ceases to operate its business or goes into voluntary liquidation (LIQUIDATION AMIABLE OU VOLONTAIRE) or dissolution, except as part of an internal reorganisation permitted by the terms of this Agreement.

        16.1.9 ANALOGOUS PROCEEDINGS: Anything analogous to any of the events specified in sub-clause 16.1.8 of this Clause 16.1 occurs under the laws of any applicable jurisdiction.

        16.1.10   MATERIAL ADVERSE CHANGE:

                  (a) any event or series of events whether related or not, including but not limited to any breach or loss of a material contract of any nature, occurs which in the opinion of the Majority Banks could reasonably be expected to affect materially and adversely (a) the business, financial condition, operations or property of an Obligor (or that of any of the Borrower's Significant Subsidiaries) or (b) the ability of an Obligor to observe or perform any of its obligations under the Financing Documents; or

                  (b) there has been, in the opinion of the Majority Banks, a material adverse change in the consolidated financial condition of the Parent or the Group since the date of the Parent's or, as the case may be, the Group's most recent consolidated financial statements.

        16.1.11 FINAL JUDGMENT: Any final judgment or order whatsoever (not covered by insurance) for the payment of money which in aggregate for the Obligors and the Borrower's Significant Subsidiaries exceeds an amount of Euro40,000,000 (or the equivalent thereof in other currencies) (treating, for the avoidance of doubt, any deductibles, self-insurance or retention as not so covered by insurance) is rendered against an Obligor (or any of the Borrower's Significant

                  Subsidiaries) and is not paid or discharged, and a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, is not effected within a period of thirty (30) days from the date the final judgment or order was rendered.

        16.1.12 EXPROPRIATION, NATIONALISATION: The expropriation or nationalisation of all or a substantial part of any Obligor or any of the Borrower's Significant Subsidiaries' assets by any governmental, regulatory or other competent authority.

        16.1.13 AUDITORS' QUALIFICATIONS: Any material qualification being made by the auditors of any Obligor referring to circumstances which could result in such Obligor being unable to perform its payment obligations under any Finance Document.

16.2    ACTION ON EVENT OF DEFAULT
        On the occurrence of an Event of Default then, at once or at any time thereafter, the Facility Agent may, and upon the request of the Majority Banks shall, by notice to the Borrower take the following actions:

        16.2.1    cancel all or part of the Total Commitments; and/or

        16.2.2 declare all or part of the Total Outstandings to be immediately due and payable whereupon they shall become so due and payable together with accrued interest thereon and any other amounts then payable under the Financing Documents, such payment to be effected on a date to be notified by the Facility Agent to the Borrower.

16.3    NOTICE
        If the Facility Agent is notified under this Agreement of the occurrence of a Default, it shall inform each of the Banks.

17.     INDEMNITY

        The Borrower shall, from time to time, forthwith on demand indemnify each Finance Party against any expense, loss, cost, damage or liability (including any loss of profit) which that Finance Party suffers or incurs in connection with:

        17.1.1    the occurrence of any Default in respect of the Borrower;

        17.1.2 the operation of Clause 19.3 (CLAWBACK) or Clause 16.2 (ACTION ON EVENT OF DEFAULT) in respect of the Borrower;

        17.1.3 the receipt by any Bank from the Borrower of all or part of any Advance or an overdue sum otherwise than on the last day of any Interest Period in respect of such Advance or the last day of any period designated under Clause 7 (LATE PAYMENT COMPENSATION) in respect of such overdue sum; or

        17.1.4 funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Drawing Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone).

        Without prejudice to its generality, the foregoing indemnity shall extend to any Breakage Costs and loss of margin and to any interest, fees or other sum whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount.

18.     GUARANTEE

18.1    GUARANTEED AMOUNTS
        Each Acceding Guarantor as principal debtor and not merely as surety unconditionally and irrevocably and jointly and severally guarantees to each of the Finance Parties punctual payment by the Borrower of the Guaranteed Amounts in accordance with the Financing Documents and unconditionally and irrevocably undertakes to each of the Finance Parties that, if and each time the Borrower does not make payment of any of the Guaranteed Amounts in accordance with the Financing Documents, such Acceding Guarantor shall pay the amounts not so paid upon first written demand being made by the Facility Agent to all Guarantors.

        In this Clause 18.1 "GUARANTEED AMOUNTS" means any and all amounts whatsoever which the Financing Documents provide are to be paid by the Borrower to the Finance Parties (or any of them) and references to the Guaranteed Amounts include references to any part of them

18.2    INDEMNITY
        As a separate, additional, continuing and primary obligation, each Acceding Guarantor unconditionally and irrevocably and jointly and severally undertakes with the Finance Parties (and each of them) that, should the Guaranteed Amounts not be recoverable from any Acceding Guarantor under Clause 18.1 (GUARANTEED AMOUNTS) for any reason whatsoever (including, but without prejudice to the generality of the foregoing, by reason of any other provision of the Financing Documents being or becoming void, unenforceable or otherwise invalid under any applicable Law) then, notwithstanding that it may have been known to any Finance Party, such Acceding Guarantor shall upon first written demand by the Facility Agent under Clause 18.1 (GUARANTEED AMOUNTS) make payment of the Guaranteed Amounts by way of a full indemnity in such manner as is provided for in the Financing Documents and shall indemnify the Finance Parties (and each of them) against all losses, claims, costs, charges and expenses to which they may be subject or which they may incur under or in connection with the Financing Documents.

18.3    CONTINUING GUARANTEE
        The above guarantees shall be continuing and shall extend to the ultimate balance of the Guaranteed Amounts, regardless of any intermediate payment or discharge in whole or in part. If any of the above guarantees ceases to continue in force, the Facility Agent and each Finance Party may open a new account with or continue any existing account with the Borrower and the liability of the relevant Acceding Guarantor in respect of the Guaranteed Amounts at the date of the cessation shall remain regardless of any payments in or out of any such account.

18.4    DISCHARGE AND RELEASE
        Save as permitted by Clause 18.11, none of the Guarantors may terminate its guarantee by notice to any Finance Party or otherwise. Subject to Clause 18.5 (CLAWBACK) and

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        provided the Guaranteed Amounts have been paid in full, the Facility
        Agent may on behalf of itself and the other Finance Parties discharge or release the Guarantors by written instrument signed by the Facility Agent.

18.5    CLAWBACK
        Any discharge or release referred to in Clause 18.4 (DISCHARGE AND RELEASE), and any composition or arrangement which any of the Guarantors may effect with the Facility Agent, shall be deemed to be made subject to the condition that it will be void if any payment or security which the Finance Parties (or any of them) may previously have received or may thereafter receive from any person in respect of the Guaranteed Amounts is set aside, refunded or reduced, in whole or in part, under any applicable Law or proves to have been for any reason invalid. If such condition is satisfied, the Facility Agent shall be entitled to recover from each Acceding Guarantor on demand the value of such security or the amount of any such payment as if such discharge, release, compromise or arrangement had not occurred.

18.6    WAIVER OF DEFENCES
        The liabilities and obligations of each of the Acceding Guarantors under this Agreement shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever, except the proper and valid payment of all the Guaranteed Amounts and, without prejudice to its generality, the foregoing shall apply in relation to anything which would have discharged the Guarantors (wholly or in part) or which would have afforded the Guarantors any legal or equitable defence, and in relation to any winding up, reconstruction, reorganisation or dissolution of, or any change in constitution or corporate identity or loss of corporate identity by, the Borrower, any other Guarantor or any other person and any incapacity or lack of corporate power or authority of any person. Without prejudice to the generality of the foregoing none of the liabilities or obligations of the Acceding Guarantors under this Agreement shall be impaired by the Finance Parties (or any of them):

        18.6.1 agreeing with any Obligor any variation or departure (however substantial) of or from any Financing Document and any such variation or departure shall, whatever its nature, be binding upon each Acceding Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantors, PROVIDED THAT if any variation which would increase the liability of any Acceding Guarantor is made without each Acceding Guarantor's prior written consent the amount of each Acceding Guarantor's liability under this Clause 18.6 shall be limited to the amount for which it would have been liable had such variation not been made;

        18.6.2 releasing or granting any time or any indulgence whatsoever to the Borrower and, in particular, waiving any of the pre-conditions for Advances under this Agreement or any contravention by the Borrower of any of the Financing Documents, or entering into any transaction or arrangements whatsoever with or in relation to the Borrower and/or any third party;

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        18.6.3    taking, accepting, varying, dealing with, enforcing,
                  abstaining from enforcing, surrendering or releasing any security for the Guaranteed Amounts in such manner as it or they think fit;

        18.6.4 claiming, proving for, accepting or transferring any payment in respect of the Guaranteed Amounts in any composition by, or winding up of, the Borrower and/or any third party or abstaining from so claiming, proving, accepting or transferring.

18.7    DEMANDS
        Demands under this Clause 18.7 may be made from time to time, and the liabilities and obligations of the Acceding Guarantors under this Agreement may be enforced, irrespective of:

        18.7.1 whether any demands, steps or proceedings are being or have been made or taken against the Borrower and/or any third party and/or any other Guarantor; or

        18.7.2 whether or in what order any security to which any of the Finance Parties may be entitled in respect of the Guaranteed Amounts is enforced.

        Each Acceding Guarantor waives diligence, presentment, protest, demand for repayment and notice of default to or upon the Borrower or Guarantor. Any demand to be made by the Facility Agent under this Clause 18 shall be made to all the Acceding Guarantors and shall not require payment of any amount less than 5 Business Days after the date of such demand.

18.8    SUSPENSE ACCOUNT
        Until all amounts which may be or become payable by the Borrower hereunder or in connection herewith have been irrevocably paid and discharged in full, the Facility Agent and each other Finance Party may:

        18.8.1 refrain from applying or enforcing any other security, moneys or rights held or received by the Facility Agent or such Finance Party in respect of such amounts or apply and enforce the same in such manner and order as the Facility Agent or such Finance Party sees it (whether against such amounts or otherwise) and none of the Acceding Guarantors shall be entitled to the benefit of the same; and

        18.8.2 hold in suspense account (subject to the accrual of interest thereon at market rates for the account of the relevant Acceding Guarantor(s)) any moneys received from any Acceding Guarantor or on account of that Guarantor's liability hereunder.

18.9    SUBORDINATION
        So long as any Acceding Guarantor has any liability under this
        Agreement:

        18.9.1 the Acceding Guarantor shall not take or accept any Security Interest from the Borrower or, in relation to the Guaranteed Amounts, from any third party, without first obtaining the Facility Agent's express written consent;

        18.9.2 after the occurrence of an Event of Default or a Potential Event of Default of which the Acceding Guarantor is aware, no Acceding Guarantor shall, without

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                  first obtaining the Facility Agent's written consent, seek to recover, whether directly or by set-off, lien, counterclaim or otherwise, or accept any moneys or other property, or exercise any rights, in respect of any sum which may be or become due to the Acceding Guarantor on any account by the Borrower or, in relation to the Guaranteed Amounts, from any third party, or claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Guaranteed Amounts, any third party;

        18.9.3 notwithstanding the foregoing, any Acceding Guarantor holds or receives any such security, moneys or property, it shall forthwith pay or transfer the same to the Facility Agent.

18.10   LIMITATION OF LIABILITY
        The aggregate liability under this Agreement on any account whatsoever of Lesieur shall not exceed 95% of the consolidated net worth of Lesieur (as determined in accordance with its latest financial statements) at the date on which Lesieur is required to make any payment.

18.11   RESIGNATION OF LESIEUR
        18.11.1 The Borrower may request that Lesieur ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

        18.11.2 The Facility Agent shall accept such resignation and notify the Borrower and the Banks of its acceptance PROVIDED THAT:

                  (a)   the Lesieur Joint Venture has occurred; and

                  (b) no Default is continuing (and the Borrower has confirmed that this is the case).

19.     SET-OFF AND PRO RATA SHARING

19.1    SET-OFF
        Following an Event of Default, any Finance Party may without notice to the Borrower combine, consolidate or merge all or any of the Obligors' accounts with, and liabilities to, that Finance Party and may set off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of any such Obligor's liabilities to that Finance Party under the Financing Documents, and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and each Finance Party is hereby authorised to effect any necessary conversions at the Finance Party's own rate of exchange then prevailing.

19.2    PRO RATA SHARING
        Subject to Clause 19.4 (EXCEPTIONS), if a Finance Party (the "RECIPIENT FINANCE PARTY") receives or recovers in respect of the Facility any amount (a "REALISED AMOUNT") (other than from the Facility Agent in accordance with this Agreement) in respect of sums due from an Obligor under the Financing Documents under such Facility (whether by set-off or otherwise) it shall promptly notify the Facility Agent of such amount and of the Facility under which such amount is received or recovered and:

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        19.2.1    the Facility Agent shall, as soon as practicable, determine and notify the Recipient Finance Party of the portion (the "NOTIFIED PORTION") of the Realised Amount which the Banks would have been entitled to had such Realised Amount been received by the Facility Agent as a payment from a Borrower under the Facility;

        19.2.2 the Recipient Finance Party shall promptly pay the Notified Portion of the Realised Amount to the Facility Agent who shall treat such amount as if it were a payment received under Clause 11 (PAYMENTS) and the Facility Agent will distribute such payment to the concerned Banks, in accordance with this Agreement (but after taking account of the Recipient Finance Party's retained amount and any disentitlement to distributions under sub-clause 19.4.2 of Clause 19.4 (EXCEPTIONS));

        19.2.3 as between the relevant Obligor and the Recipient Finance Party the Notified Portion shall be treated as not having been paid but the obligations of such Obligor to the Banks, as applicable, shall be discharged to the extent of the related distribution made under sub-clause 19.4.2 of Clause 19.4 (EXCEPTIONS).

19.3    CLAWBACK
        If all or any portion of a Realised Amount becomes repayable and is repaid by such Recipient Finance Party (whether pursuant to a court order following a winding up of an Obligor or otherwise), then:

        19.3.1 each Finance Party receiving a payment under sub-clause 19.2.2 of Clause 19.2 (PRO RATA SHARING) shall, at the request of the Facility Agent, reimburse the Facility Agent for the account of the Recipient Finance Party all or the appropriate portion of the amount paid to such Finance Party under such sub-clause
                  19.2.2 of Clause 19.2 (PRO RATA SHARING) together with its proportionate share of any interest paid by the Recipient Finance Party in respect of such amount;

        19.3.2    the adjustments to obligations made pursuant to sub-clause
                  19.2.2 of Clause 19.2 (PRO RATA SHARING) shall to the appropriate extent be reversed.

19.4    EXCEPTIONS
        19.4.1 Clause 19.2 (PRO RATA SHARING) shall not apply in respect of any amount received from any Person other than any Obligor, any Affiliate of an Obligor (or any Person connected to any Obligor) arising out of a subparticipation or an assignment or transfer pursuant to Clause 22 (ASSIGNMENTS AND TRANSFERS) or similar contractual arrangement.

        19.4.2 A Finance Party shall not be entitled to any distribution under sub-clause 19.2.2 of Clause 19.2 (PRO RATA SHARING) if the Realised Amount arises as a result of any court action or proceeding in relation to which such Finance Party was invited in writing and had the opportunity to participate in and/or make a proportionate contribution in respect of associated costs, but did not do so.

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20.     THE FACILITY AGENT AND THE ARRANGERS

20.1    APPOINTMENT
        Each Finance Party hereby appoints the Facility Agent to act as its facility agent, subject to Clause 20.12 (TERMINATION), to take such action on its behalf and to exercise and carry out such powers, discretions, authorities and duties as are specifically delegated to it by the Financing Documents and such powers as the Facility Agent reasonably considers are incidental thereto. The Facility Agent shall have only those powers, discretions, authorities and duties which are expressly specified in the Financing Documents. In connection with its powers, discretions, authorities and duties under the Financing Documents, the Facility Agent:

        20.1.1 shall act solely as the agent of each of the Banks, and shall not assume, and shall not be deemed to have assumed, any obligations or duties to the Banks other than those for which specific provision is made by the Financing Documents or any obligations or duty to any of the Obligors;

        20.1.2 shall not be liable for any failure of any of the other Parties to this Agreement duly and punctually to observe and perform any of its obligations under the Financing Documents;

        20.1.3 shall not be liable for any action taken or omitted by it under or in connection with the Financing Documents unless directly caused by its gross negligence or wilful misconduct;

        20.1.4 may act under the Financing Documents through its personnel and agents; and

        20.1.5 may receive advice from counsel but shall not be responsible for negligence or misconduct of any adviser, agent or attorney-in-fact that it selects with reasonable care.

20.2    MAJORITY BANK DIRECTIONS
        In the exercise of any power or discretion given to the Facility Agent under the Financing Documents and as to any matter not expressly provided for in the Financing Documents or where a decision of the Majority Banks is provided for, the Facility Agent shall act or refrain from acting in accordance with the instructions of the Majority Banks. In the absence of any such instructions or instructions failing to indemnify the Facility Agent to its satisfaction, the Facility Agent may act or refrain from acting as it shall see fit. Any such instructions of the Majority Banks or any such decision of the Facility Agent shall be binding on all the Banks and the Facility Agent shall not be liable to any of the Obligors or the Banks or any of them for the consequences of any such instructions or decision.

20.3    CREDIT APPROVAL
        In favour of the Arrangers and the Facility Agent, each Bank acknowledges in connection with the Financing Documents;

        20.3.1 that it has made such enquiries on its own behalf and taken such care as would have been the case had its participation in the Facility been made directly by that Bank to the Borrower without the intervention of the Arrangers or the

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                  Facility Agent and that it has not relied, and does not rely, upon any information or advice provided, or any appraisal of, or investigation into, the financial condition, creditworthiness, affairs, status or nature of the Parent, the Borrower or any company in the Group effected or provided to it by the Arrangers or the Facility Agent;

        20.3.2 that neither the Arrangers nor the Facility Agent was or will be obliged either before or at any time after the signing of this Agreement to provide that Bank with any information or advice or to make any such investigation or appraisal;

        20.3.3 Except as specifically provided in this Agreement, the Arrangers shall have no obligations or duties under or in connection with the Financing Documents.

20.4    DOCUMENTATION
        Neither the Facility Agent nor the Arrangers or any of their respective directors, officers, employees or agents shall be liable:

        20.4.1 for the execution, validity, enforceability, adequacy or effectiveness of any of the Financing Documents or any document delivered pursuant thereto or connected therewith; or

        20.4.2 for any statements, representations or warranties made or referred to in any of the Financing Documents or any information given in connection with any of the Financing Documents.

20.5    RELIANCE
        The Facility Agent and the Arrangers shall not be liable:

        20.5.1 for the consequences of relying on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the Person by whom it purports to be communicated or signed; or

        20.5.2 for the consequences of relying on the advice of any professional advisers selected by it in connection with the Financing Documents.

20.6    DEFAULT
        The Facility Agent shall not be obliged to take:

        20.6.1 any steps to ascertain whether any Default has occurred and until the Facility Agent receives express notice to the contrary from the Borrower or a Bank (or has actual knowledge of a payment default under sub-clause 16.1.1 of Clause 16.1 (DEFAULT), the Facility Agent shall be entitled to assume that no such Default has occurred; or

        20.6.2 any proceedings against the Obligors for the recovery of any sum due under any of the Financing Documents or otherwise in connection therewith unless it has been fully indemnified to its satisfaction by each Bank in the proportion which such Bank's Commitment bears to the Total Commitments.

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20.7    INFORMATION
        The Facility Agent shall:

        20.7.1 send a copy of all notices served by the Borrower under this Agreement and under the Financing Documents and a copy of any document received by it and required to be delivered to the Banks hereunder to each of the Banks affected by such notice or document;

        20.7.2 not be obliged to transmit to the Banks any information in any way relating to any of the Parties to the Financing Documents which the Facility Agent may have acquired otherwise than in its capacity as agent for the Banks in connection with this Agreement.

20.8    THE FACILITY AGENT AS A BANK
        The Facility Agent shall with respect to its own participation have the same rights and powers under the Financing Documents as any other Bank and may exercise them as though it were not also acting as agent for the Banks. The Facility Agent and its associates and Affiliates may, without liability to disclose or account, engage in any kind of financial, trust or commercial business with, or acquire or dispose of any kind of security of, the Borrower or any member of the Group, and neither the Facility Agent nor any of its associates or Affiliates shall have any obligation to disclose or account for any dealings with the Borrower or any member of the Group. The agency department of the Facility Agent will be treated as a separate entity from any other department of the Facility Agent and any information received by the Facility Agent in any other capacity may be treated by it as confidential.

20.9    INDEMNITY
        Each of the Banks shall fully indemnify the Facility Agent (including its various personnel and Affiliates) rateably in the proportion which such Bank's Commitment bears to the Total Commitments, from and against all claims, proceedings, costs, expenses, losses, damages and liabilities of every description (except in respect of any agency fee due to the Facility Agent) which may be incurred by the Facility Agent in such capacity in good faith and which in any way relate to or arise out of the Financing Documents or any related documents or any action taken or omitted by the Facility Agent in good faith in enforcing or preserving, or in attempting to enforce or preserve, any of the rights of the Banks under the Financing Documents or any related documents

20.10   EXONERATION OF EMPLOYEES
        No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Financing Document.

20.11   COMPLIANCE
        The Facility Agent may refrain from doing anything which might, in its opinion, constitute a breach of any Law or be otherwise actionable at the suit of any Person, and may do anything which, in its opinion, is necessary or desirable to comply with any Law of any jurisdiction and in particular the Facility Agent need not disclose any information

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        relating to the Borrower or any of its related entities if the disclosure might, in its opinion, constitute a breach of any Law or any duty of confidentiality.

20.12   TERMINATION
        The Facility Agent (herein, the "RETIRING AGENT") or the Majority Banks may at any time notify the Borrower and the Banks of the proposed termination of the Retiring Agent's agency. After the giving of any notice of proposed termination, the Majority Banks may, after consultation with the Borrower (and, in respect of the first proposed successor agent for such Retiring Agent, with the prior approval of the Borrower which shall not be unreasonably withheld), in writing appoint a successor as the Facility Agent (the "REPLACEMENT AGENT"). If a Replacement Agent is not appointed or has not accepted in writing the appointment within thirty (30) days after the notice of proposed termination, the Retiring Agent may within a further thirty (30) days appoint a Replacement Agent which shall be a Bank with an office in Paris. If the Retiring Agent is unable to make such appointment as described herein, it shall notify the other Banks as soon as possible and thereafter the appointment of a Replacement Agent shall be arranged by the Banks, or the Borrower in agreement with the Banks. Notwithstanding such arrangements, the Retiring Agent shall retire from the agency relationship upon the earlier of fourteen (14) days from its notice to the Banks that it is unable to appoint a Replacement Agent or the written acceptance (in such form as the Majority Banks may approve) by the Replacement Agent of its appointment as Facility Agent.

        Upon such retirement:

        20.12.1 as regards each of the Obligors and each of the Banks, the Replacement Agent (or future Replacement Agent) shall become bound by all the obligations of the Retiring Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Retiring Agent under the Financing Documents;

        20.12.2 the agency of the Retiring Agent shall terminate but without prejudice to any rights that may have accrued prior to the termination and without prejudice to any liabilities which the Retiring Agent may have incurred prior to the termination of its agency; and

        20.12.3 the Retiring Agent shall be discharged from any further liability or obligation under the Financing Documents (save that the Retiring Agent shall pay to the successor a PRO RATA proportion of any agency fee paid in advance under Clause 23 (FEES AND EXPENSES)).

        The provisions of this Agreement shall continue in effect for the benefit of any Retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

20.13   THE ARRANGERS
        Without limiting any other provision of this Clause 20, none of the Arrangers shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not

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        relied, and will not rely, on the Arrangers in deciding to enter into this Agreement or in taking or not taking action hereunder.

21.     AMENDMENTS
        The Facility Agent may (if authorised by the Majority Banks), and shall (if instructed by the Majority Banks), except, in each case, where any other authority is required for the same by the express provisions of the Financing Documents, grant waivers or consents or vary the terms of any of the Financing Documents with the Borrower's consent. Any such waiver, consent or variation so authorised and effected by the Facility Agent shall be binding on all the Parties and the Facility Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation. This Clause 21 shall not authorise, except with the prior consent of all the Banks:

        21.1.1 any extension or deferral of the date for, or decrease in the amount, or change in the currency of, any payment of principal, interest, fee, commission or any other amount payable under the Financing Documents;

        21.1.2    any increase in or amendment to any Bank's Commitment;

        21.1.3    any extension of the Availability Period;

        21.1.4 any reduction in the applicable Margin as referred to in Clause 6 (INTEREST AND DEFAULT INTEREST);

        21.1.5    any variation of:

                  (a)   the definition of Majority Banks;

                  (b)   Clause 11.2 (NO SET-OFF OR COUNTERCLAIM);

                  (c)   Clause 19.2 (PRO RATA SHARING); or

                  (d)   this Clause 21,

                  and PROVIDED FURTHER THAT no amendment or variation which changes or relates to the rights and/or obligations of the Facility Agent and/or the Mandated Lead Arrangers may be made without the Facility Agent's or, as the case may be, Mandated Lead Arrangers' consent.

22.     ASSIGNMENTS AND TRANSFERS

22.1    TRANSFERS BY OBLIGOR
        No Obligor may assign, transfer or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

22.2    TRANSFERS BY BANK
        22.2.1 A Bank (the "TRANSFEROR BANK") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement for a minimum amount of Euro5,000,000 to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the

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                  "TRANSFEREE BANK"), PROVIDED THAT, after the Syndication Date, this shall be subject to a notification delivered to the Facility Agent not less than ten (10) Business Days prior to the date of the proposed transfer.

        22.2.2 The consent of the Borrower is required for an assignment or transfer by the Transferor Bank, unless the assignment or transfer is to another Bank or an Affiliate of a Bank or if an Event of Default has occurred and is continuing.

        22.2.3 The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Bank has requested it unless consent is expressly refused by the Borrower (by notice to the Facility Agent) within that time.

        22.2.4    A transfer of obligations will be effective only if either:

                  (a)   the obligations are novated in accordance with Clause
                        22.3 (TRANSFER PROCEDURE); or

                  (b) the Transferee Bank confirms in writing to the Facility Agent and the Borrower (on behalf of the Obligors) that it undertakes to be bound by the terms of the Financing Documents as a Bank in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Transferor Bank shall be relieved of its obligations under the Financing Documents to the extent that they are transferred to the Transferee Bank.

        22.2.5 On each occasion on which a Transferor Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the Transferee Bank shall ensure that the Facility Agent has notice of the same and shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of Euro1500. The Transferee Bank shall also ensure that the assignment or transfer will be valid as against third parties (notably the Obligors) in the jurisdictions in which they are incorporated and will comply with the appropriate formalities of assignment (as the case may be), in particular in France the Transferee Bank will notify the French Obligors of the assignment or transfer by way of process server (HUISSIER) in accordance with the provisions of Article 1690 of the French Civil Code.

        22.2.6 Neither a Transferor Bank nor any other Finance Party is responsible to a Transferee Bank for:

                  (a) the execution, genuineness, validity, enforceability or sufficiency of any Financing Documents or any other document;

                  (b) the collectability of amounts payable under any Financing Documents or the financial condition of or the performance of its obligations under the Financing Documents by any Obligor; or

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                  (c)   the accuracy of any statements or information (whether
                        written or oral) made in or in connection with or supplied in connection with any Financing Documents.

        22.2.7 Each Transferee Bank confirms to the Transferor Bank and the other Banks that it:

                  (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor Bank or any other Finance Party in connection with any Financing Documents;

                  (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities for so long as there are any Commitments or Outstandings under this Agreement.

        22.2.8    Nothing in any Finance Document obliges a Transferor Bank to:

                  (a) accept a re-transfer from a Transferee Bank of any of the rights and/or obligations assigned or transferred under this clause; or

                  (b) support any losses incurred by the Transferee Bank by reason of the non-performance by any Obligor of its obligations under any Financing Document or otherwise.

22.3    TRANSFER PROCEDURE
        22.3.1    A novation is effected if:

                  (a) the Transferor Bank and the Transferee Bank deliver to the Facility Agent a duly completed Transfer Certificate executed by the Transferor Bank and the Transferee Bank, and

                  (b)   the Facility Agent executes it.

        22.3.2    Each Party (other than the Transferor Bank and the Transferee
                  Bank) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

        22.3.3 To the extent that they are expressed to be the subject of the novation in the Transfer Certificate:

                  (a) the Transferor Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other under the Financing Documents (the "DISCHARGED OBLIGATIONS");

                  (b) the Transferee Bank and the existing Parties will assume obligations towards each other under the Financing Documents which differ from the discharged obligations only insofar as they are owed to or assumed by the Transferee Bank instead of the Transferor Bank;

                  (c) the rights of the Transferor Bank against the existing Parties under the Financing Documents and VICE VERSA (the "DISCHARGED RIGHTS") will be cancelled; and

                  (d) the Transferee Bank and the existing Parties will acquire rights against each other under the Financing Documents which differ from the discharged rights only insofar as they are exercisable by or against the Transferee Bank instead of the Transferor Bank, all on the date of execution of the Transfer Certificate by the Facility Agent or, if later, the date specified in the Transfer Certificate.

22.4    REFERENCE BANKS
        If a Reference Bank ceases to be one of the Banks, the Facility Agent shall, with the approval (which shall not be unreasonably withheld) of the Borrower, nominate as soon as reasonably practicable another Bank to be a Reference Bank in place of such Reference Bank.

22.5    TRANSFER COSTS
        In respect of any transfer made pursuant to this Clause 22.5, if, at the time such transfer is effected, circumstances exist which would oblige any Obligor to pay to the Transferee any increased amounts under Clauses
        11.4 (WITHHOLDINGS) or 12.2 (INCREASED COSTS), in excess of those amounts which would have been payable to the Transferor had no transfer or assignment been made, the relevant Obligor shall not be obliged to pay that excess.

22.6    SUB-PARTICIPATION
        Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation of that Bank providing such Bank remains liable under this Agreement for that obligation.

22.7    DISCLOSURE OF INFORMATION
        Any Bank may disclose to any of its Affiliates and any other person:

        22.7.1 to (or through) whom that Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement; or

        22.7.2 with (or through) whom that Bank enters into (or may potentially enter into) any sub-participation, any securitisation, any hedge or otherwise, in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

        22.7.3 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about any Obligor, the Group and the Financing Documents as that lender shall consider appropriate, if in relation to sub-clauses 22.7.1, 22.7.2 and 22.7.3 above, the person to whom information is to be given has entered into a Confidentiality Undertaking.

22.8    FACILITY OFFICE
        Subject to the provisions of Clause 11.5 (LENDING OFFICES), any Bank may make its participation in any Advance available from, and may receive the benefit of any payment due to it under this Agreement at, any of its lending offices (each a "FACILITY OFFICE") PROVIDED THAT no Bank may change its Facility Office to one which does not comply with the requirements set out in Clause 11.5 (LENDING OFFICES). A Bank shall give the Facility Agent prior written notice of any change from its Agreed Lending Office to any Facility Office, or from any Facility Office to another one, for the purposes of this Agreement.

23.     FEES AND EXPENSES

23.1    COMMITMENT FEE
        23.1.1    The Borrower shall pay a commitment fee which:

                  (a) shall be calculated on the basis of actual days elapsed from the date of this Agreement divided by 360 at the rate per annum of 0.45 per cent. of the Margin upon the daily amount in Euro of the Facility for the time being not utilised and uncancelled; and

                  (b) shall be paid to the Facility Agent for the account of the Banks on the dates falling at three monthly intervals after the date of this Agreement, and on the last day of the Availability Period.

        23.1.2 In the event that any outstanding Advance has been made in an Alternative Currency, the corresponding utilised portion of the Revolving Facility shall be the original Euro Amount of such Advance.

        23.1.3 The commitment fee shall be paid by the Facility Agent to the Banks PRO RATA in respect of the Commitment of each Bank under the Facility.

23.2    FACILITY AGENCY FEE
        The Borrower shall pay to the Facility Agent for its own account an annual agency fee in accordance with the terms of the Fee Letters.

23.3    EXPENSES
        The Borrower shall on demand (upon presentation of supporting evidence) pay, in each case on the basis of a full indemnity:

        23.3.1 to the Facility Agent the reasonable costs and expenses (including legal, printing, publicity and out-of-pocket expenses) incurred in connection with the negotiation, preparation or completion of the Financing Documents and any related documents PROVIDED THAT such legal expenses shall be subject to the limitations set out in the letter addressed to the Facility Agent and the Parent from Clifford Chance LLP dated the date hereof; and

        23.3.2 to the Facility Agent (for its own account and for the account of the Banks) all costs and expenses (including legal and out-of-pocket expenses) incurred in connection with any amendment, waiver, variation, consent or approval relating to this Agreement or any related documents, and the preservation or enforcement or the attempted preservation or enforcement of any of their rights under the Financing Documents or any related documents.

23.4    STAMP DUTY
        The Borrower shall pay any stamp, documentary and other similar duties and taxes to which the Financing Documents may be subject or give rise and shall fully indemnify (upon presentation of supporting evidence) each of the Banks from and against any losses or liabilities which any of them may incur as a result of any delay or omission by the Borrower to pay any such duties or taxes.

23.5    VALUE ADDED TAX
        The amounts stated in this Agreement to be payable by the Borrower are exclusive of value added tax (TAXE SUR LA VALEUR ajoutee ("T.V.A.")) and accordingly:

        23.5.1 the Borrower shall pay on demand (upon presentation of supporting evidence) any T.V.A. properly chargeable in respect of supplies to the Borrower contemplated by this Agreement (including any T.V.A. chargeable by the Facility Agent in respect of its supplies to the Borrower under this Agreement); and

        23.5.2 in the case of services supplied to or other costs, fees and expenses incurred by the Facility Agent or the other Banks in connection with this Agreement, and which are to be met by the Borrower or in respect of which the Borrower is to indemnify the Facility Agent and/or the other Banks, the Borrower (for the avoidance of doubt) shall pay (upon presentation of supporting evidence) to the Facility Agent (for itself or the Banks in question) by way of additional remuneration such amount as shall represent any associated T.V.A..

24.     MISCELLANEOUS

24.1    CERTIFICATES
        Any determination or notification by the Facility Agent or any other Finance Party concerning any rate or amount under this Agreement shall, in the absence of manifest error, be PRIMA FACIE evidence as to that matter.

24.2    APPLICATION OF MONEYS

        24.2.1 If any sum paid or recovered in respect of the liabilities of the Borrower under this Agreement is less than the amount then due, the Facility Agent shall apply that sum in the following order:

                  (a) first, in or towards payments PRO RATA of any unpaid fees, costs and expenses of the Facility Agent and the Arrangers;

                  (b) secondly, in or towards payments PRO RATA of any unpaid fees, costs and expenses of the Banks;

                  (c) thirdly, in or towards payment PRO RATA of any interest due to the Banks;

                  (d) fourthly, in or towards payment PRO RATA of any principal due to the Banks; and

                  (e) fifthly, in or towards payment PRO RATA of any other sum due under the Financing Documents.

        24.2.2 The Facility Agent shall, if so directed by all the Banks with the Borrower's prior agreement, vary the order of priorities set out in sub-clauses 24.2.1(b) to 24.2.1(e) of this Clause 24.2.

24.3    RIGHTS CUMULATIVE, WAIVERS
        The rights of the Banks under this Agreement are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The rights of the Banks in relation to the Facility (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

24.4    NOTICES
        All notices or other communications under or in connection with each Finance Document shall be given in writing or facsimile and shall be signed by the Party giving it. Any such notice will be deemed to be given as follows:

        24.4.1    if in writing, when delivered; and

        24.4.2    if by facsimile, when received.

        A notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given at opening of business on the next working day in that place.

24.5    ADDRESSES
        The relevant addresses and fax numbers of any Party (other than the Facility Agent) for the purpose of Clause 24.4 (NOTICES) shall be those notified by that Party for this purpose to the Facility Agent by not less than five Business Days' notice. The relevant address and fax numbers of the Facility Agent are:

        FACILITY AGENT

        Address:        BNP PARIBAS
                        GEMOA
                        37, place du Marche Saint Honore
                        75031 Paris Cedex 01

        Telephone:      +33 1 42 98 75 50
        Facsimile:      +33 1 42 98 43 17
        Attention:      Mr. Sergio Collavini
        or as may be otherwise notified by the Facility Agent to the other Parties by not less than 5 Business Days' notice.

24.6    LANGUAGE
        All notices or communications under or in connection with any Financing Document shall be either in the English or the French language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

24.7    INVALIDITY OF ANY PROVISION
        If any of the provisions of any Financing Document becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The Parties shall, where reasonably practicable, amend any invalid or unenforceable provision in order to render it valid and enforceable.

24.8    SEVERABILITY
        Any provision of any Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, each Obligor hereby waives any provision of Law which renders any provision of this Agreement prohibited or unenforceable in any respect.

24.9    TAUX EFFECTIF GLOBAL
        The global rate (TAUX EFFECTIF GLOBAL) of the Facility calculated in accordance with the provisions of Article L313-4 of the French Monetary and Finance Code and Article L313-2 of the French Consumers Code, appears in a separate document of even date herewith between the Facility Agent and the Borrower, which forms an integral part of this Agreement.

24.10   COUNTERPARTS
        Any Financing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of such Financing Document.

25.     LAW AND JURISDICTION

25.1    CHOICE OF LAW
        This Agreement and the relationship between the Parties is governed by, and shall be construed in accordance with, the laws of England.

25.2    SUBMISSION TO JURISDICTION
        For the benefit of each Finance Parties:

        25.2.1 all the Parties agree that the courts of England are, subject to sub-clauses 25.2.2 and 25.2.3 of this Clause 25.2, to have exclusive jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this

                  Agreement (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English courts;

        25.2.2    the agreement contained in sub-clause 25.2.1 of this Clause
                  25.2 is included for the benefit of the Finance Parties. Accordingly, notwithstanding the exclusive agreement in (a) above, each of the Finance Parties shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended) or by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 16 September 1988 (from time to time amended and extended);

        25.2.3 each of the Obligors (other than the Parent) irrevocably waives any objections on the ground of venue or FORUM NON CONVENIENS or any similar ground;

        25.2.4 each of the Obligors (other than the Parent) irrevocably agrees that a judgment or order of any court referred to in this clause in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

        25.2.5 each of the Obligors (other than the Parent) irrevocably consents to service of process by mail or in any other manner permitted by the relevant Law.

25.3    AGENT FOR SERVICE OF PROCESS
        The Obligors (other than the Parent) shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Law Debenture Corporate Services Limited (Fifth Floor, 100 Wood Street, London EC2V 7EX, c/o Anne Hills) and any writ, judgment or other notice of legal process shall be sufficiently served on any Obligors (other than the Parent) if delivered to such agent at its address for the time being. The Obligors (other than the Parent) undertake not to revoke the authority of the above agent and if, for any reason, the Facility Agent requests any Obligor (other than the Parent) to do so it shall promptly appoint another such agent with an address in England and advise the Facility Agent thereof. If following such a request such Obligor (other than the Parent) fails to appoint another agent, the Facility Agent shall be entitled to appoint one on his behalf.

25.4    RIGHTS OF THIRD PARTIES
        A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

                                   SCHEDULE 1
                                   COMMITMENTS

BANK                        FACILITY OFFICE            COMMITMENT (EURO)
------------------------------------------------------------------------
BNP Paribas                 Paris                      166,666,666
CCF                         Paris                      166,666,667
Societe Generale            Paris                      166,666,667

                                   SCHEDULE 2
                             FORM OF DRAWING NOTICE

To:     The Facility Agent

                                                                     Date: _____


Dear Sirs,

FACILITY AGREEMENT DATED 15 OCTOBER 2002

Drawing Number ________________________

1. We refer to Clause 4 (DRAWDOWN OF ADVANCES) of the Facility Agreement. Terms defined in the Facility Agreement have the same meanings in this Drawing Notice.

2.      We wish to borrow Advances with the following specifications:

        (a)     Drawing Date:         ________________________________________

        (b)     Currency:             ________________________________________

        (c)     Amount:               ________________________________________

        (d)     Interest Period:      ________________________________________

        (e)     Payment Instructions: ________________________________________

3.      We confirm that:

        (a) the matters represented and warranted by the Borrower and each Acceding Guarantor referred to in Clause 14.2 (AFTER SIGNING) of the Facility Agreement are true and accurate in all material respects on the date of this Drawing Notice as if made with reference to the facts and circumstances now prevailing and that no Event of Default has occurred and is continuing or would result from the Advance;

        (b) the drawing of the amount set out in paragraph 2 above will not cause the Total Outstandings to exceed the Total Commitments.

Yours faithfully,

Authorised Signatory for and on behalf of the Borrower

                                   SCHEDULE 3
                          FORM OF TRANSFER CERTIFICATE

To.     the Facility Agent

                              TRANSFER CERTIFICATE

relating to a facility agreement (the FACILITY AGREEMENT) dated 15 October 2002 and made between, Cereol SA as the Borrower, the Arrangers therein named, the Facility Agent and certain Banks named therein. Terms defined in the Facility Agreement have the same meanings herein.

1.      [Transferor Bank] (the BANK):

        (a) confirms that to the extent that details appear in the Schedule hereto against, as the case may be, the heading BANK'S COMMITMENT and/or BANK'S PARTICIPATION, such details accurately summarise, as the case may be, its participation in the Facility (as defined in the Facility Agreement); and

        (b) requests [Transferee Bank] (the TRANSFEREE) to accept and procure the transfer to the Transferee of the portion specified in the Schedule of, as the case may be, its participation in the Facility by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

2. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 22 (ASSIGNMENT AND TRANSFERS) of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

3. The Facility Office and address for notices of the Transferee Bank for the purposes of the Financing Documents are set out in the Schedule.

4. The Transferor Bank and the Transferee Bank acknowledge and agree that sub-clauses 22.2.6 to 22.2.8 of Clause 22.2 (TRANSFERS BY BANK) of the Facility Agreement apply to this Transfer Certificate as if set out in full herein, MUTATIS MUTANDIS.

5. The Transferee hereby undertakes with the Bank and each of the other Parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Transferee Bank shall ensure that the Facility Agent has notice of the transfer or assignment and shall, on the date the assignment or transfer takes effect, pay to the Facility Agent for its own account a fee of Euro1500. The Transferee Bank shall also ensure that the assignment or transfer will be valid as against third parties (notably the Obligors) in the jurisdictions in which the Obligors are incorporated and will comply with the appropriate formalities of assignment (as the case may be); in France, in particular, the Transferee Bank will notify the Borrower and Lesieur (unless and until it ceases to be a Guarantor) of the assignment or transfer by way of process server (HUISSIER) in accordance with the provisions of Article 1690 of the French Civil Code.

7. This Transfer Certificate and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

Bank's Commitment

Bank's Outstandings

Portion of Commitment Transferred

Portion of Outstandings Transferred

[Or otherwise insert details of amount
transferred]

Transferee Bank's Agreed Facility Office for the Facility

*Transferor Bank                            [*Transferee Bank]

                                            Address. *

                                            Fax. *

Signed                                      Signed
       ---------------------                         --------------------------

[Facility Agent]

Signed
          --------------------------------

Dated     *                         20*
          --------------------------   ---

                                   SCHEDULE 4
                             MANDATORY COST FORMULAE

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost Rate will be calculated by the Facility Agent as a weighted average of the Banks' Additional Costs Rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Facility Agent. This percentage will be certified by that Bank in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Advances made from that Facility Office.

4. The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

                              E x 0.01
                              -------- per cent. per annum.
                                300

        Where:

        E is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 6 below and expressed in pounds per L 1,000,000.

5.      For the purposes of this Schedule:

        (a) "FEES RULES" means the rules on supervision fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

        (b) "FEE TARIFFS" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

        (c) "TARIFF BASE" has the meaning given to it in and will be calculated in accordance with, the Fees Rules.

6. If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per L 1,000,000 of the Tariff Base of that Reference Bank.

7. Each Bank shall supply any information required by the Facility Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

        (a)       the jurisdiction of its Facility Office; and

        (d) any other information that the Facility Agent may reasonably require for such purpose.

        Each Bank shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Bank notifies the Facility Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and the Fees Rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Facility Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost Rate to the Banks on the basis of the Additional Costs Rate for each Bank based on the information provided by each Bank or Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an Additional Costs Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

12. The Facility Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 5
                              CONDITIONS PRECEDENT

The conditions precedent to the obligation of the Banks to make an Advance hereunder shall be the delivery in form and content reasonably satisfactory to the Facility Agent of the following:

1.      one signed original of the Parent Guarantee;

2. a copy, certified as at the date of this Agreement a true and up-to-date copy by a duly authorised officer of the Parent, of its constitutive documents;

3. a copy, certified as at the date of this Agreement a true and up-to-date copy by a duly authorised officer of the Parent, of a board resolution of the Parent approving the execution, delivery and performance of the Parent Guarantee and the terms and conditions thereof and authorising a named person or persons to sign the Parent Guarantee and any documents to be delivered by the Parent pursuant thereto;

4. a certificate of a duly authorised officer of the Parent setting out the names and signatures of the persons authorised to sign, on behalf of the Parent, the Parent Guarantee and any documents to be delivered by the Parent pursuant thereto;

5. a certificate of a duly authorised officer of the Parent confirming that the execution of the Parent Guarantee would not breach any restrictions on its powers to issue guarantees;

6. the latest annual audited and certified financial statements of the Parent;

7. a legal opinion of Conyers, Dill & Pearman as to matters of Bermuda law, opining notably as to (i) the capacity of the Parent to enter into and perform its obligations under the Parent Guarantee, (ii) the recognition under Bermuda law of the validity of such obligations and the choice of law expressed in the Parent Guarantee and (iii) the recognition and enforcement in Bermuda of any judgment rendered against the Parent pursuant to the jurisdiction provisions of the Parent Guarantee;

8. a copy, certified as at the date of this Agreement, a true and up-to-date copy by a duly authorised officer of the Borrower, of its constitutive documents;

9. a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, this Agreement and any documents to be delivered by the Borrower pursuant hereto;

10. a certificate of a duly authorised officer of the Borrower confirming that utilisation of the Facility would not breach any restrictions on its borrowing powers;

13. evidence that the Existing Facility will be prepaid and cancelled in full on or by the first Drawing Date;

14. the financial statements of the Borrower for the Semi-Financial Year ending on 30 June 2002;

15.     (a)       a legal opinion of Slaughter and May as to matters of French law, opining notably as to (i) the capacity of the Borrower to enter into and perform its obligations under the Financing
                  Documents, (ii) the recognition under French law of the validity of such obligations and the choice of law expressed in the Financing Documents and (iii) the recognition and enforcement in France of any judgment rendered against the Borrower pursuant to the jurisdiction provisions of the Financing Documents;

        (b) a legal opinion of Clifford Chance LLP opining, notably as to the validity under English law of the obligations of the Borrower under this Agreement; and

        (c) a legal opinion of Winston & Strawn as to matters of New York law, opining notably as to the validity under New York law of the obligations of the Parent under the Parent Guarantee;

16. evidence that Law Debenture Corporate Services Limited has agreed to act as agent of the Borrower for the service of process in England; and

17. evidence that CT Corporation System has agreed to act as agent of the Parent for the service of process in New York.

                                   SCHEDULE 6
                                 NEW GUARANTORS

                        FORM OF GUARANTOR ACCESSION DEED

This deed is made * the [        ] day of [           ] by [Proposed Guarantor]

1. We refer to an agreement (the FACILITY AGREEMENT) dated [ ] 2002 and made between the Borrower, the Arrangers, the Facility Agent (as Agent for the Finance Parties) and the Banks as referred to therein. Terms defined in the Facility Agreement shall bear the same meanings herein

2. We [name of company] of [Registered Office] (Registered no. *________) agree to become a Guarantor with effect from the date of this Deed under the Facility Agreement and to be bound by the terms of the Facility Agreement as Guarantor.

3.      Our address for notices is:

        *______________________

4.      This Deed is governed by English law.

In witness whereof these presents were executed and delivered as a deed on the date first above written.

Executed and delivered as a deed by [Proposed Guarantor] in the presence of:


           ______________________________     ________________________________
           [2 directors/1 director]           [seals]



           ______________________________     ________________________________
           [1 secretary]                      [seal]

[Or for non UK Guarantor

Executed and delivered as a deed by  [                  ],  the duly authorised
representative of [Proposed  Guarantor] in the presence of:

[Witnesses]]

                                   SCHEDULE 7
                       CERTIFICATE OF ACCEDING GUARANTORS

                            [LETTERHEAD OF GUARANTOR]

To.      the Facility Agent

1 [*name] and [*address], a duly authorised officer of [*name of Guarantor] [*address] (the GUARANTOR)

HEREBY CERTIFY that:

(a) attached hereto marked "A", are true and correct copies of all documents which contain or establish or relate to the constitution of the Guarantor;

(b) attached hereto marked "B", is a true and correct copy of [resolutions duly passed] at [a meeting of the Board of Directors of the Guarantor or [as the case may be other appropriate authorisation necessary to the validity of the Guarantee in certain jurisdictions] duly convened and held on *________________ approving the Facility Agreement and authorising its signature, delivery and performance;

(c) and such resolutions have not been amended, modified or revoked and are in full force and effect;

(d) attached hereto marked "C" are true and correct copies of the acceptance by the agent in England of their appointments as agents of the Guarantor for the purpose of accepting service of process.

The following signatures are the true signatures of the persons who have been authorised to sign the Facility Agreement and to give any notices and communications under or in connection with the Facility Agreement

Name                      Position                       Signature

*                         *

*                         *

*                         *

Signed:
        --------------------------
         Duly authorised officer

Date.   *____________________

I, [*name], [as ___________] of [*name of GUARANTOR] (the Guarantor), hereby certify that [*name of duly authorised officer giving above certificate] is a duly authorised officer of the Guarantor and that the signature above is his signature.

Signed:
        --------------------------
         Secretary

Date.    *_________________

                                   SCHEDULE 8
                               FINANCIAL COVENANTS

1.      ACCOUNTING PRINCIPLES

        The Borrower shall ensure that each set of financial statements delivered by it is prepared (a) in accordance with French GAAP and (b) on the same basis as was used in the preparation of the financial statements as of 31 December 2001 or, if such financial statements are prepared on some other basis following a material change in the accounting principles, that such financial statements are accompanied by a reconciliation statement by reference to the accounting principles and the basis used in the preparation of the financial statements as of 31 December 2001.

        The Borrower shall:

        (i) calculate the financial ratios set out in paragraph 3 below as of the Test Dates, based, if such Test Date is 30 June or 31 December, on the most recent audited annual and, if applicable, the reviewed semi-annual consolidated accounts for the Group;

        (ii) set out such ratios in a certificate signed by the chief financial officer of the Borrower and deliver to the Facility Agent such certificate, together with the relevant information required under Clause 15.5 (FINANCIAL COVENANTS) by no later than the relevant Delivery Date.

2.      DEFINITIONS

        "CONSOLIDATED EBIT" means the consolidated earnings of the Group before interest, tax on income and profits and extraordinary items ("RESULTAT D'EXPLOITATION") after adding back the cost or profit (if any) of the exchange risk hedging agreements which are related solely to operations.

        "CONSOLIDATED EBITDA" means the consolidated earnings of the Group before interest, tax on income and profits and extraordinary items ("RESULTAT D'EXPLOITATION") after adding back (i) the cost or profit (if any) of the exchange risk hedging agreements which are related solely to operations, and (ii) all provisions for depreciation and amortisation (except goodwill amortisation).

        "CONSOLIDATED INVENTORIES AND TRADE RECEIVABLE" means the aggregate of the inventories and work-in progress ("STOCKS ET encours") and trade receivables ("CREANCES CLIENTS").

        "CONSOLIDATED AVERAGE NET BORROWINGS" means one twelfth (1/12) of the aggregate of the Consolidated Net Borrowings for each of the twelve (12) previous months (as calculated on the last Business Day of such month); provided that any exchange rate calculations shall be made using the exchange rate prevailing at the relevant Test Date.

        "CONSOLIDATED NET BORROWINGS" means the aggregate, on a consolidated basis, of (i) all amounts outstanding under long, medium and short term facilities (including overdraft facilities and commercial paper) and
        (ii) all off-balance sheet financial commitments, (such as notes deposited by discounting ("ESCOMPTE"), and that part of finance lease payments in respect of movable and immovable assets which represents principal), and decreased by the value of cash ("DISPONIBILITES") and investment securities ("VALEURS MOBILIERES DE PLACEMENT") excluding any Indebtedness due to the Parent or any of its Subsidiaries which are not also Group Companies if such Indebtedness is subordinated to the Indebtedness arising under this Agreement.

        CONSOLIDATED NET INTEREST COSTS means the aggregate, on a consolidated basis, of all interest payable (including under interest hedging arrangements) and other financial expenses in the nature of interest (excluding, for the avoidance of doubt, arrangement fees payable in respect of a facility but including the portion of finance lease payments which corresponds to financial expenses and interest expense relating to the remuneration of shareholders' current accounts) less the sum of interest receivable and other receivables in the nature of interest (including interest hedging arrangements), excluding other financial income and expenses such as capital gains or losses on the value of assets transferred and contingency provisions.

        TEST DATE means (i) in respect of ratios (A) and (B) in paragraph 3 below, 31 December 2002 and 30 June 2003, and (ii) in respect of ratio
        (C) of paragraph 3 below, 31 December 2002, 31 March 2003 and 30 June 2003.

3.      COVENANTS

        The financial covenants shall in respect of ratios (A) and (B) be calculated on each relevant Test Date in respect of the 12 month period ending on that Test Date. The calculation for each ratio comprising the financial covenants in respect of ratios (A) and (B) shall be based on most recent audited annual, and, if applicable, the most recent reviewed semi-annual, consolidated accounts of the Group. The financial covenant in respect of ratio (C) shall be tested on each relevant Test Date by reference of the certificate of the Borrower delivered to the Facility Agent pursuant to Clause 15.5 (FINANCIAL COVENANTS) in respect of such ratio.

        (A) Consolidated EBIT to Consolidated Net Interest Costs shall not be less than 3 to 1.

        (B) Consolidated Average Net Borrowings to Consolidated EBITDA shall not be greater than 3 to 1.

        (C) Consolidated Net Borrowings on each Test Date shall not be greater than 80% of the Consolidated Inventories and Trade Receivable on such Test Date.

                                   SCHEDULE 9
                          PERMITTED SECURITY INTERESTS

                                                                                   SECURITY INTEREST
MEMBER OF GROUP                  AMOUNT SECURED         ASSETS SECURED             GRANTED IN FAVOUR OF
-------------------------------------------------------------------------------------------------------------
Dnepropetrovsk Oil               USD  70,000,000        Current and non current    European Bank for
Extraction Plan (DOEP)                                  assets                     Reconstruction and
                                                                                   Development

The Borrower                     USD  40,000,000        Cash                       BNP Paribas

                                 USD   5,500,000        Cash                       Societe Generale

Central Soya Company             USD   6,200,000        Cash                       Bank One Chicago

Cereol America, Inc              USD   2,900,000        Cash                       Bank One Chicago

Canamera Foods                   CAD  39,000,000        Trade receivables          SAFE Trust

Leblanc and Lafrance, Inc.       CAD     700,000        Land & buildings at        Royal Bank of Canada
                                                        St. Helene & at St
                                                        Rosalie, Quebec

                                 CAD  21,500,000        Account receivables,       National Bank of Canada
                                                        all other land &
                                                        buildings

Cereol Holding BV                USD  12,000,000        Cash                       HSBC (Switzerland)

                                   SCHEDULE 10
                                 JOINT VENTURES

            JOINT VENTURES                            GROUP SHAREHOLDING
------------------------------------------------------------------------
1.  CF Edible Oils, Inc (Canada)                         50%
2.  HCS Nutritional Resources LLC (USA)                  51%
3.  Olmuhle GmbH (Austria)                               50%
4.  Polska Oil Investment BV (Netherlands)            60.50%
5.  Saipol SA (France)                                33.34%
6.  Sogip SA (France)                                    75%
7.  Universal Financial Services LP (USA)                50%

                                   SCHEDULE 11
                           FORM OF RESIGNATION LETTER

To:      BNP Paribas as Facility Agent

From:    Lesieur SA and the Borrower

Dated:   [       ]



Dear Sirs

           FACILITY AGREEMENT DATED 15 OCTOBER 2002 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in the Resignation Letter unless given a different meaning in the Resignation Letter.

2. Pursuant to Clause 18.11 (RESIGNATION OF LESIEUR) we request that Lesieur be released from its obligations as a Guarantor under this Agreement.

3.      We confirm that:

        (i)     the Lesieur Joint Venture has occurred; and

        (i)     no Default is continuing.

17.     This Resignation Letter is governed by English law.

[BORROWER]                                              [LESIEUR]

By:                                                     By:

By:                                                     By:

Signed on 15 October 2002 by the authorised representatives of the Parties, in as many copies as there are Parties to this Agreement.

CEREOL SA

AS BORROWER

By: Matthieu Hauw                          Laurent Bogaert

Title: General Counsel                     Finance and Treasury Manager

Signature: /s/ Matthieu Hauw               /s/ Laurent Bogaert



BNP PARIBAS

AS ARRANGER

By: Simon Allocca                           Sue Mingaz

Title:

Signature: /s/ Simon Allocca                /s/ Sue Mingaz



CCF

AS ARRANGER

By:  Emanuel Remy                            Bernard Boue

Title: Director                              Managing Director

Signature: /s/ Emanuel Remy                  /s/ Bernard Boue



SOCIETE GENERALE

AS ARRANGER

By: Dominique Beretti

Title: Managing Director

Signature: /s/ Dominique Beretti

BNP PARIBAS

AS BANK

By: Simon Allocca                          Sue Mingaz

Title:

Signature: /s/ Simon Allocca               /s/ Sue Mingaz



CCF

AS BANK

By: Emanuel Remy                           Bernard Boue

Title: Director                            Managing Director

Signature: /s/ Emanuel Remy                /s/ Bernard Boue




SOCIETE GENERALE

AS BANK

By: Dominique Beretti

Title: Managing Director

Signature: /s/ Dominique Beretti



BNP PARIBAS

AS FACILITY AGENT


By: Simon Allocca                          Sue Mingaz

Title:

Signature: /s/ Simon Allocca               /s/ Sue Mingaz